Exhibit 99.1
EXECUTION VERSION

AMC NETWORKS INC.,
Issuer,
and
EACH OF THE GUARANTORS PARTY HERETO
and
U.S. BANK NATIONAL ASSOCIATION,
Trustee
Indenture
Dated as of June 30, 2011
$700,000,000
7.75% Senior Notes due 2021

i

EXHIBIT A List of Restricted Subsidiaries	A-1
EXHIBIT B Form of Notation of Guarantee	B-1

Reconciliation and Tie Between Trust Indenture Act
of 1939 and Indenture

Trust Indenture
Act Section	Indenture Section
§310(a)(1)	608
(a)(2)	608
(b)	607, 609
§311(a)	612
(b)	612
§312(a)	701
(b)	701
(c)	701
§313	702
§314(a)	703
(a)(4)	1019
(c)(1)	103
(c)(2)	103
(e)	103
§315(b)	601
§316(a)(last sentence)	101 (“Outstanding”)
(a)(1)(A)	502, 512
(a)(1)(B)	513
(b)	508
(c)	105 (d)
§317(a)(1)	503
(a)(2)	504
(b)	1003
§318(a)	108

Note:	This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

v

          INDENTURE, dated as of June 30, 2011, among AMC Networks Inc., a Delaware corporation (hereinafter called the “Company”), the Guarantors (as defined herein) and U.S. Bank National Association, a national banking association, as trustee (hereinafter called the “Trustee”).
RECITALS OF THE COMPANY
          The Company has duly authorized the creation of an issue of its 7.75% Senior Notes due 2021 (hereinafter called the “Initial Securities,” and together with any Exchange Securities (as defined herein) and any Additional Securities, the “Securities”), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.
          Upon the issuance of the Exchange Securities, if any, or the effectiveness of the Exchange Offer Registration Statement (as defined herein) or, under certain circumstances, the effectiveness of the Shelf Registration Statement (as defined herein), this Indenture shall be subject to, and shall be governed by, the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall to the extent applicable be governed by such provisions.
          NOW, THEREFORE, THIS INDENTURE WITNESSETH:
          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:
ARTICLE ONE
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
          Section 101. Definitions.
          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
     (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
     (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
     (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (as defined herein); and
     (d) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          “Acquired Indebtedness” means Indebtedness of a Person (a) existing at the time such Person is merged with or into the Company or a Subsidiary or becomes a Subsidiary or (b) assumed in connection with the acquisition of assets from such Person.
          “Additional Securities” means an unlimited maximum aggregate principal amount of 7.75% Senior Notes due 2021 (other than the Initial Securities and Exchange Securities) issued under this Indenture in accordance with Section 303 and subject to Section 1007 hereof.
          “Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          “Affiliation Agreement” means any agreement between the Company or any of its Restricted Subsidiaries and a distributor pursuant to which such distributor agrees, among other things, to distribute and exhibit to its subscribers programming of the Company or such Restricted Subsidiary, as the case may be.
          “Agent Members” has the meaning specified in Section 313.
          “Annual Operating Cash Flow” means, as of any date, Operating Cash Flow for the period of four consecutive fiscal quarters covered by the then most recent report furnished or deemed furnished to the Trustee and the Holders of Securities under Section 703.
          “Asset Sale” means:
(1)	the sale, lease, conveyance or other disposition of any property or assets; other than a sale, lease, conveyance or other disposition governed by Section 1015 or Article 8; and

(2)	the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any Restricted Subsidiary thereof of Equity Interests in any of its Restricted Subsidiaries (other than directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law).
Notwithstanding the preceding, the following items shall be deemed not to be Asset Sales:
(1)	any single transaction or series of related transactions that involves properties or assets having a Fair Market Value of less than $25.0 million;

(2)	the sale, lease, conveyance or other disposition of properties or assets between or among the Company and its Restricted Subsidiaries (including any transfer to any Person that concurrently becomes a Restricted Subsidiary);

(3)	an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;
(4)	the sale, lease, conveyance or other disposition of equipment, inventory, materials, accounts receivable or other assets in the ordinary course of business;
(5)	the sale, lease, conveyance or other disposition of intellectual property and other intangibles in the ordinary course of business;
(6)	the licensing or sublicensing of intellectual property, intellectual property rights or other general intangibles, and licenses, leases, sublicenses or subleases of other assets or property which do not materially interfere with the business of the Company or any of its Restricted Subsidiaries;
(7)	the sale, conveyance or other disposition of cash and Cash Equivalents;
(8)	the sale, conveyance or other disposition of accounts receivables, including overdue or disputed accounts receivable, in connection with the compromise, settlement or collection thereof or in bankruptcy or similar proceedings;
(9)	a Restricted Payment that is not prohibited by Section 1009 and any Investment that is not prohibited Section 1012, including any Permitted Investment;
(10)	the granting of a Lien not prohibited under this Indenture;
(11)	any surrender or waiver of contract rights or the settlement, release or surrender of contract rights, tort claims or other litigation claims;
(12)	the termination of hedging or similar arrangements;
(13)	the sale, lease, conveyance or other disposition of properties or assets that has become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of the Company or its Restricted Subsidiaries;
(14)	(a) the sale, lease, conveyance or other disposition of property or assets to an Unrestricted Subsidiary or to a joint venture of an Unrestricted Subsidiary, provided, that as of the date of such Asset Sale the aggregate fair market value of property and assets subject to such Asset Sale (determined at the time of such Asset Sale) pursuant to this clause (14)(a) during the term of this Indenture does not exceed $100.0 million, or (b) the sale, lease, conveyance or other disposition of Unrestricted Subsidiaries;

(15)	the sale, lease, conveyance or other disposition of assets or properties to the extent that such assets or properties are exchanged for credit against the purchase price of similar replacement assets or properties or the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement assets or properties, in each case, in the ordinary course of business;
(16)	the settlement of tort or other litigation claims; provided that if any such settled claim shall have a value in excess of $25.0 million, the board of directors or similar governing body of the Company determines it to be fair and reasonable in light of the circumstances; and
(17)	the sale, lease, conveyance or other disposition in accordance with a Distribution Transaction Agreement (as defined in the Credit Agreement).
          “Bankruptcy Law” has the meaning specified in Section 501.
          “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” shall each have a corresponding meaning.
          “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.
          “Book-Entry Security” means a Security represented by a Global Security and registered in the name of the nominee of the Depository.
          “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.
          “Cablevision” means Cablevision Systems Corporation, a Delaware corporation.
          “Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s capital stock whether now outstanding or issued after the date of this Indenture, including, without limitation, all Common Stock, Preferred Stock and Disqualified Stock.
          “Capitalized Lease Obligation” means any obligation of a Person to pay rent or other amounts under a lease (or other agreement conveying the right to use) with respect to any property, whether real, personal or mixed, which obligation is required to be accounted for as a capital lease on the balance sheet of such Person in accordance with GAAP, and the amount of such Capitalized Lease Obligation shall be the amount so required to be accounted for as a capital lease.

          “Cash Equivalents” means:
(1)	United States dollars;
(2)	marketable direct obligations of the United States of America maturing, unless such securities are deposited to defease any Indebtedness, within 397 days of the date of purchase;
(3)	commercial paper issued by a Person having consolidated net worth of at least $250.0 million, which conducts a substantial part of its business in the United States of America, maturing within 180 days from the date of the original issue thereof, and rated “P-1” or better by Moody’s or “A-1” or better by S&P;
(4)	fully collateralized repurchase agreements with financial institutions having a rating of “Baa” or better from Moody’s or a rating of “A-” or better from S&P;
(5)	certificates of deposit, bankers’ acceptances and time deposits maturing within 397 days after the date of purchase, which are issued by a United States national or state bank or foreign bank having capital, surplus and undivided profits totaling more than $100.0 million, and having a rating of “Baa” or better from Moody’s, or a rating of “A-” or better from S&P;
(6)	money market funds that (i) comply with the criteria set forth in the Commission’s Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated “AAA” by S&P and “Aaa” by Moody’s and (iii) have portfolio assets of at least $3 billion;
(7)	repurchase obligations of any lender under the Credit Agreement or of any commercial bank satisfying the requirements of clause (3) of this definition, having a term of not more than thirty days, with respect to securities issued or fully guaranteed or insured by the United States government;
(8)	obligations of any State, commonwealth or territory of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited the government obligations described in clause (2) of this definition maturing as to principal and interest at times and in amounts sufficient to provide such payment;
(9)	auction preferred stock rated in the highest short-term credit rating category by S&P or Moody’s;
(10)	securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any lender under the Credit

Agreement or any commercial bank satisfying the requirements of clause (3) of this definition); or
(11)	money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (1) through (10) of this definition.
          “Cash Flow Ratio” means, as of any date, the ratio of (a) the sum of the aggregate outstanding principal amount of all Net Debt outstanding on such date determined on a consolidated basis, but excluding all Interest Swap Obligations and all Monetization Indebtedness, plus (but without duplication of Indebtedness supported by letters of credit) the aggregate undrawn face amount of all letters of credit outstanding on such date to (b) Annual Operating Cash Flow.
          “Change of Control” means the occurrence of any of the following:
(1)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of pledge, merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than to one or more of the Dolan Family Interests;
(2)	the adoption of a plan relating to the liquidation or dissolution of the Company;
(3)	any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more of the Dolan Family Interests, becomes the ultimate Beneficial Owner, directly or indirectly, of 50% or more of the voting power of the Voting Stock of the Company;
(4)	the first day on which a majority of the members of the board of directors of the Company are not Continuing Directors; or
(5)	the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (a) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting, or remains outstanding and constitutes, a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (b) immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more of the Dolan Family Interests, becomes, directly or indirectly, the ultimate Beneficial Owner of 50% or more of the voting power of the Voting Stock of the surviving or transferee Person; provided that, following completion of the offer to purchase Securities pursuant to Section 1015, any subsequent change in the voting power of the Voting Stock of the surviving or transferee Person Beneficially Owned by the “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) that resulted in such earlier Change of Control shall not result in an additional Change of Control.
          “Collateral Documents” means, collectively, the security agreement and each of the other agreements, instruments or documents that creates or purports to create a Lien for the benefit of the “secured parties” named in the Credit Agreement.
          “Commission” means the United States Securities and Exchange Commission and any successor thereto.
          “Common Stock” means, with respect to any Person, any and all shares, interests and participations (however designated and whether voting or non-voting) in such Person’s common equity, whether now outstanding or issued after the date of this Indenture, and includes, without limitation, all series and classes of such common stock.
          “Company” means the Person named as the “Company” in the first paragraph of this instrument, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person. To the extent necessary to comply with the requirements of the provisions of Trust Indenture Act Sections 310 through 317 as they are applicable to the Company, the term “Company” shall include any other obligor with respect to the Securities for the purposes of complying with such provisions.
          “Company Request” or “Company Order” means a written request or order signed in the name of the Company (a) by its Chairman, Chief Executive Officer, a Vice Chairman, its President or a Vice President and (b) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers or directors listed in clause (a) above in lieu of being signed by one of such officers or directors listed in such clause (a) and one of the officers listed in clause (b) above.
          “Consolidated Secured Leverage Ratio” means, as of any date, the ratio of:
(1)	the sum of (i) the aggregate outstanding principal amount of all Indebtedness of the Company and its Restricted Subsidiaries outstanding on such date determined on a consolidated basis, but excluding all Interest Swap Obligations and all Monetization Indebtedness, plus (ii) (but without duplication of Indebtedness supported by letters of credit) the aggregate undrawn face amount of all letters of credit outstanding on such date, in the case of each of clauses (i) and (ii), to the extent secured by a Lien on any assets of the Company or any Subsidiary thereof, to
(2)	Annual Operating Cash Flow.

          “Continuing Directors” means, as of any date of determination, any member of the board of directors of the Company who:
(1)	was a member of such board of directors on the date of issuance of the Securities; or
(2)	was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.
          “Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be administered, which office on the date hereof is located at 100 Wall Street, 16th Floor, New York, New York 10005.
          “corporation” includes corporations, associations, partnerships, limited liability companies, companies and business trusts.
          “Credit Agreement” means that certain credit agreement, dated as of the date of this Indenture, by and among the Company, certain of its Subsidiaries, JPMorgan Chase Bank, National Association, as Administrative Agent, the other agents party thereto and the lenders party thereto from time to time, as amended, modified, renewed, refunded, replaced, restated, restructured, increased, substituted or refinanced in whole or in part from time to time, regardless of whether such amendment, modification, renewal, refunding, replacement, restatement, restructuring, increase, substitution or refinancing is with the same financial institutions or otherwise.
          “Credit Facilities” means one or more debt or borrowing facilities (including, without limitation, the Credit Agreement), commercial paper facilities or indentures, in each case with banks or other institutional lenders or a trustee, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or issuances of notes, in each case, as amended, modified, renewed, refunded, replaced, restated, restructured, increased, substituted or refinanced in whole or in part from time to time, regardless of whether such amendment, modification, renewal, refunding, replacement, restatement, restructuring, increase, substitution or refinancing is with the same financial institutions or otherwise.
          “Cumulative Cash Flow Credit” means the sum of:
(a)	cumulative Operating Cash Flow during the period commencing on July 1, 2011 and ending on the last day of the most recent month preceding the date of the proposed Restricted Payment for which financial information is available or, if cumulative Operating Cash Flow for such period is negative, minus the amount by which cumulative Operating Cash Flow is less than zero, plus

(b)	the aggregate net proceeds received by the Company from the issuance or sale (other than to the Company or a Restricted Subsidiary) of its Capital Stock (other than Disqualified Stock) on or after July 1, 2011, plus
(c)	the aggregate net proceeds received by the Company from the issuance or sale (other than to the Company or a Restricted Subsidiary) of its Capital Stock (other than Disqualified Stock) on or after July 1, 2011, upon the conversion of, or exchange for, Indebtedness of the Company or any Restricted Subsidiary or from the exercise of any options, warrants or other rights to acquire Capital Stock of the Company.
          For purposes of this definition, the net proceeds in property other than cash received by the Company as contemplated by clauses (b) and (c) above shall be valued at the Fair Market Value thereof as of the date of receipt by the Company.
          “Cumulative Interest Expense” means, for the period commencing on July 1, 2011 and ending on the last day of the most recent month preceding the proposed Restricted Payment for which financial information is available, the aggregate of the interest expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, including interest expense attributable to Capitalized Lease Obligations.
          “Debt” with respect to any Person means, without duplication, any liability, whether or not contingent:
(a)	in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements with respect thereto), but excluding reimbursement obligations under any surety bond;
(b)	representing the balance deferred and unpaid of the purchase price of any property (including pursuant to Capitalized Lease Obligations), except any such balance that constitutes a trade payable;
(c)	under Swap Contracts (as defined in the Credit Agreement) relating to interest rates entered into pursuant to the Credit Agreement or with respect to Hedging Obligations;
(d)	under any other agreement related to the fixing of interest rates on any Indebtedness, such as an interest swap, cap or collar agreement (if and to the extent any of the foregoing would appear as a liability upon a balance sheet of such Person prepared on a consolidated basis in accordance with GAAP);
(e)	Guarantees of items of other Persons which would be included within this definition for such other Persons, whether or not the Guarantee would appear on such balance sheet; or

(f)	representing Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Guarantor, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends.
          “Debt” does not include:
(a)	any liability for federal, state, local or other taxes owed or owing by such Person; or
(b)	any accounts payable or other liability for trade credit, including Guarantees thereof or instruments evidencing such liabilities.
          “Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
          “Deferred Carriage Fee Amortization” means the amount identified in the Company’s consolidated statement of cash flows on the line identified as “Amortization of Deferred Carriage Fees” and determined in accordance with GAAP.
          “Depository” means, with respect to the Securities issued in the form of one or more Book-Entry Securities, The Depository Trust Company or another Person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.
          “Disqualified Stock” means any Capital Stock of the Company or any Restricted Subsidiary which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Securities.
          “Distribution Agreement” means the Distribution Agreement dated as of June 6, 2011, between the Company and CSC Holdings, LLC, relating to, inter alia, the contribution of the Programming Network Business to the Company.
          “Distribution Transaction” means (i) the contribution to the Company of the Programming Network Business from CSC Holdings, LLC in exchange for the issuance or transfer to CSC Holdings, LLC of common stock of the Company, the notes and loans under the Credit Agreement, (ii) the distribution by CSC Holdings, LLC of the Company’s common stock to Cablevision, and (iii) the distribution by Cablevision of the Company’s common stock to the common shareholders of Cablevision, in each case pursuant to the Distribution Agreement.
          “Dolan Family Interests” means (i) any Dolan Family Member, (ii) any trusts for the benefit of any Dolan Family Members, (iii) any estate or testamentary trust of any Dolan Family Member for the benefit of any Dolan Family Members, (iv) any executor, administrator, conservator or legal or personal representative of any Person or Persons specified in clauses (i), (ii) and (iii) above to the extent acting in such capacity on behalf of any Dolan Family Member or Members and not individually, (v) any corporation, partnership, limited liability company or other similar entity, in each case 80% of which is owned and controlled by any of the foregoing or combination of the foregoing, and (vi) The Dolan Family Foundation, a New York not-for-profit corporation.
          “Dolan Family Members” means Charles F. Dolan, his spouse, his descendants and any spouse of any of such descendants.
          “Domestic Subsidiary” means any Restricted Subsidiary other than a Restricted Subsidiary that is (i) a “controlled foreign corporation” under Section 957 of the Internal Revenue Code of 1986, as amended (other than any such entity that Guarantees Indebtedness of the Company or of any of its other Domestic Subsidiaries), or (ii) a Subsidiary of an entity described in the preceding clause (i).
          “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
          “Event of Default” has the meaning specified in Article Five.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Exchange Offer” means the offer by the Company to the Holders of the Initial Securities or any Additional Securities to exchange all of the Initial Securities or such Additional Securities, as the case may be, for Exchange Securities, as provided for in the Registration Rights Agreement.
          “Exchange Offer Registration Statement” means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.
          “Exchange Securities” has the meaning specified in the first recital of this Indenture and refers to any Securities containing terms substantially identical to the Initial Securities and Additional Securities (except that (a) such Exchange Securities shall not contain terms with respect to transfer restrictions and shall be registered under the Securities Act, and (b) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated) that are issued and exchanged for the Initial Securities or Additional Securities in accordance with the Exchange Offer, as provided for in the Registration Rights Agreement and this Indenture.
          “Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of this Indenture after giving effect to the application of the proceeds of (i) the Securities and (ii) any borrowings made under the Credit Agreement on the date of this Indenture.
          “Fair Market Value” means the price that would be paid in an arm’s length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined, unless otherwise specified, in good faith by the board of directors or senior management, whose determination in all cases shall be conclusive.

          “Generally Accepted Accounting Principles” or “GAAP” means U.S. generally accepted accounting principles, as in effect on the date of determination, consistently applied.
          “Global Security” means one or more Securities evidencing all or a part of the Securities to be issued as Book-Entry Securities, issued to the Depository in accordance with Section 303 and bearing the legend prescribed in Section 206 and, in the case of a Restricted Security, the legend prescribed in Section 205.
          “Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person.
          “Guarantors” means:
(1)	each direct or indirect Domestic Subsidiary on the date of this Indenture, other than any Insignificant Subsidiary; and
(2)	any other Subsidiary that executes a Note Guarantee in accordance with the provisions of this Indenture;
and their respective successors and assigns until released from their obligations under their Note Guarantees and this Indenture in accordance with the terms of this Indenture.
          “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
(1)	interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements with respect to interest rates;
(2)	commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements with respect to commodity prices; and
(3)	foreign exchange contracts, currency swap agreements and other agreements or arrangements with respect to foreign currency exchange rates.
          “Holder” means a Person in whose name a Security is registered in the Security Register.
          “Indebtedness” with respect to any Person means the Debt of such Person; provided that, for purposes of the definition of “Indebtedness” (including the term “Debt” to the extent incorporated in such definition) and for purposes of the definition of “Event of Default,” the term “Guarantee” shall not be interpreted to extend to a Guarantee under which recourse is limited to the Capital Stock of an entity that is not a Restricted Subsidiary.

          “Indenture” means this instrument as originally executed (including all exhibits and schedules hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.
          “Initial Interest Payment Date” has the meaning specified in Section 301.
          “Initial Securities” has the meaning specified in the recitals to this Indenture.
          “Insignificant Subsidiary” means any Subsidiary designated by the Company as an “Insignificant Subsidiary;” provided that the total assets of all Subsidiaries that are so designated do not in the aggregate at any time exceed 3% of the assets of the Company and its consolidated Subsidiaries as reflected on the Company’s most recent consolidating balance sheet prepared in accordance with GAAP.
          “Interest Payment Date” means the Stated Maturity of an installment of interest on the Securities.
          “Interest Swap Obligations” means, with respect to any Person, the obligations of such Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount.
          “Investment” means any advance, loan, account receivable (other than an account receivable arising in the ordinary course of business or owing to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary for management or other services or other overhead or shared expenses allocated in the ordinary course of business provided by the Company or any Restricted Subsidiary to such Unrestricted Subsidiary), or other extension of credit (excluding, however, accrued and unpaid interest in respect of any advance, loan or other extension of credit) or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), any purchase or ownership of any stock, bonds, notes, debentures or other securities (including, without limitation, any interests in any limited liability company, partnership, joint venture or any similar enterprise) of, or any bank accounts with or Guarantee of any Indebtedness or other obligations of, any Unrestricted Subsidiary or Affiliate that is not a Subsidiary; provided that (a) the term “Investment” shall not include any transaction that would otherwise constitute an Investment of the Company or a Subsidiary to the extent that the consideration provided by the Company or such Subsidiary in connection therewith consists of Capital Stock of the Company (other than Disqualified Stock) and (b) the term “Guarantee” shall not be interpreted to extend to a guarantee under which recourse is limited to the Capital Stock of an entity that is not a Restricted Subsidiary.
          “Investment Grade Rating” means (1) a rating of BBB- or better, in the case of S&P (or its equivalent under any successor Rating Categories of S&P) and a rating of Baa3 or better, in the case of Moody’s (or its equivalent under any successor Rating Categories of Moody’s), or (2) in each case, if a Rating Agency in the foregoing clause (1) ceases to rate the

Securities for reasons outside the control of the Company, an equivalent Rating Category of any other Rating Agency.
          “Lease” means any capital lease, operating lease, equipment lease, real property lease or other lease.
          “Lien” means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature of a security interest and any agreement to give any security interest). A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement.
          “Liquidated Damages” means all liquidated damages then owing pursuant to Section 4 of the Registration Rights Agreement, or, in the case of Additional Securities, the applicable section of the registration rights agreement entered into with respect to those Additional Securities.
          “Material Subsidiary” means a Subsidiary (or Subsidiaries which together constitute a Material Subsidiary) that meets any of the following conditions:
(a)	the consolidated total assets of the Subsidiary exceeds 10% of the total assets of the Company and its Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal year, or
(b)	the consolidated revenues of the Subsidiary exceed 10% of the revenues of the Company and its Subsidiaries on a consolidated basis for the most recently completed fiscal year.
          “Maturity” when used with respect to any Security means the date on which the principal of such Security becomes due and payable as therein or herein provided whether at the Stated Maturity, by declaration of acceleration or otherwise.
          “Monetization Indebtedness” means any Indebtedness of the Company or any Restricted Subsidiary thereof issued in connection with a Monetization Transaction; provided that, (i) on the date of its incurrence, the purchase price or principal amount of such Monetization Indebtedness does not exceed the Fair Market Value of the securities that are the subject of such Monetization Transaction on such date and (ii) the obligations of the Company and its Restricted Subsidiaries with respect to the purchase price or principal amount of such Monetization Indebtedness (x) may be satisfied in full by delivery of the securities that are the subject of such Monetization Transaction and any related options on such securities or any proceeds received by the Company or any Restricted Subsidiary thereof on account of such options; provided that if the Company or such Restricted Subsidiary no longer owns sufficient securities that were the subject of such Monetization Transaction and/or related options on such securities to satisfy in full the obligations of the Company and its Restricted Subsidiaries under such Monetization Indebtedness, such Indebtedness shall no longer be deemed to be Monetization Indebtedness, and (y) are not secured by any Liens on any of the Company’s or its Restricted Subsidiaries’ assets other than the securities that are the subject of such Monetization Transaction and the related options on such securities.
          “Monetization Transaction” means a transaction pursuant to which (i) securities received pursuant to an Asset Sale are sold, transferred or otherwise conveyed (including by way of a forward purchase agreement, prepaid forward sale agreement, secured borrowing or similar agreement) within 180 days of such Asset Sale and (ii) the Company receives (including by way of borrowing under Monetization Indebtedness) not less than 75% of the Fair Market Value of such securities in the form of cash.
          “Moody’s” means Moody’s Investors Service, Inc. and its successors.
          “Net Debt” means, as to the Company and its Restricted Subsidiaries as at any date of determination, the aggregate amount of all Indebtedness of the Company and its Restricted Subsidiaries, less the aggregate amount of Qualified Cash of the Company and its Restricted Subsidiaries as of such date in an aggregate amount not to exceed 33% of Operating Cash Flow for the period of four consecutive fiscal quarters covered by the then most recent report furnished or deemed furnished to the Trustee and the Holders of Securities under Section 703.
          “Net Proceeds” means the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting, investment banking and brokerage fees, and sales commissions, and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) amounts required to be applied to the repayment of Indebtedness or other liabilities, secured by a Lien on the asset or assets that were the subject of such Asset Sale, or is required to be paid as a result of such sale, (4) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and (5) appropriate amounts to be provided by the Company or its Restricted Subsidiaries as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other post employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in accordance with GAAP.
          “Note Guarantee” means a Guarantee of the Securities pursuant to this Indenture.
          “Offer Amount” has the meaning specified in Section 1108.
          “Offer Period” has the meaning specified in Section 1108.
          “Offering Memorandum” means the final offering memorandum, dated June 22, 2011, relating to the sale of the Initial Securities.

          “Officers’ Certificate” means a certificate signed by (a) the Chairman, Chief Executive Officer, a Vice Chairman, the President, a Vice President or the Treasurer of the Company and (b) the Secretary or an Assistant Secretary of the Company and delivered to the Trustee; provided, however, that such certificate may be signed by two of the officers or directors listed in clause (a) above in lieu of being signed by one of such officers or directors listed in such clause (a) and one of the officers listed in clause (b) above.
          “Operating Cash Flow” means, for any period, the following for the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP: (a) aggregate operating revenues minus (b) aggregate operating expenses (including technical, programming, sales, selling, general and administrative expenses and salaries and other compensation, in each case net of amounts allocated to Affiliates, but excluding depreciation and amortization (but, for the avoidance of doubt, depreciation and amortization shall not include the amortization of programming expenses (films, series, shows and other content), which is treated as an operating expense), charges and credits relating to employee stock plans, and restructuring charges and credits and, to the extent otherwise included in operating expenses, any losses resulting from a write-off or write-down of Investments by the Company or any Restricted Subsidiary in Affiliates), plus (c), without duplication, Deferred Carriage Fee Amortization; provided, however, that for purposes of determining Operating Cash Flow for any period (A) there shall be excluded all management fees paid to the Company or any Restricted Subsidiary during such period by any Unrestricted Subsidiary other than any such amounts settled in cash to the extent not in excess of 5% of Operating Cash Flow for the Company and its Restricted Subsidiaries as determined without including any such fees, (B) there shall be excluded operating expenses in connection with the Distribution Transaction in an amount not to exceed $5.0 million in the aggregate, (C) the amount of Operating Cash Flow attributable to any non-wholly owned Restricted Subsidiary shall be included only to the extent of the Company’s direct or indirect economic interest in the Equity Interests of such non-wholly owned Restricted Subsidiary; provided, that the amount of Operating Cash Flow attributable to all non-wholly owned Restricted Subsidiaries shall in no event exceed 10% of the total Operating Cash Flow for such period, and (D) Operating Cash Flow for such period shall be increased or reduced, as the case may be, by the Operating Cash Flow of assets or businesses acquired or disposed of (provided that in each case it has an impact on Annual Operating Cash Flow of at least $1.0 million) (including by means of any redesignation of any Subsidiary pursuant to Section 1012) by the Company or any Restricted Subsidiary on or after the first day of such period, determined on a pro forma basis (it being agreed that such pro forma calculations may be based upon GAAP as applied in the preparation of the financial statements for the Company, delivered in accordance with Section 703 rather than as applied in the financial statements of the entity whose assets were acquired and may include, in the Company’s discretion, a reasonable estimate of savings resulting from any such acquisition or disposition (1) that have been realized, (2) for which the steps necessary for realization have been taken, or (3) for which the steps necessary for realization are reasonably expected to be taken within 12 months of the date of such acquisition or disposition), as though the Company or such Restricted Subsidiary acquired or disposed of such assets on the first day of such period. For purposes of this definition, operating revenues and operating expenses shall exclude any non-recurring, non-cash items in excess of $2,500,000. Operating Cash Flow may also be adjusted to normalize an acceleration of programming expenses (films, series, shows and other content) required to be recognized in accordance with GAAP when the program’s useful life is shortened or otherwise changed from the originally projected useful life. Furthermore, to the extent the programs are abandoned and, to the extent that the amortization of such programming expenses are, in accordance with GAAP, required to be accelerated into the year of such impairment, the Company may treat such costs as being amortized over a period equal to the original projected useful life. In the event of any suspension of carriage by any party to an Affiliation Agreement during renewal negotiations of such Affiliation Agreement or upon the expiration or termination of, or during disputes under, such Affiliation Agreement, the Operating Cash Flow calculation (except for the purposes of (i) calculating Cumulative Cash Flow Credit and (ii) calculating the Cash Flow Ratio in clause (21) of the definition of Permitted Investments) may be adjusted (the “Carriage Suspension Adjustment”) to include the Operating Cash Flow attributable to the affected Affiliation Agreement from the corresponding period one year prior to each period during which such suspension of carriage continues, but in any event not to exceed three months, provided that the Carriage Suspension Adjustment shall be limited only to the Operating Cash Flow attributable to one Affiliation Agreement during any three-month period being tested.
          “Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company.
          “Outstanding” when used with respect to Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:
(a)	Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;
(b)	Securities, or portions thereof, for whose payment or purchase money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; and
(c)	Securities paid pursuant to Section 306, Securities in exchange for which, or in lieu of which, other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;
          provided, however, that, in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, direction, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities, or any Affiliate of the Company, or such other obligor, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, direction, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.
          “Paying Agent” means any Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company.
          “Permitted Additional Secured Obligations” means obligations under any other Indebtedness (other than subordinated Indebtedness), including, without limitation, under any Credit Facility, secured by Liens; provided that immediately after giving effect to the incurrence of such obligations, the Consolidated Secured Leverage Ratio of the Company and its Restricted Subsidiaries would be less than or equal to 4.75 to 1.0.
          “Permitted Affiliate Payments” means (a) payments under equity and other compensation incentive programs to employees and directors of the Company or any of its current or former Affiliates in the ordinary course of business; provided that, in the case of employees or directors of former Affiliates, such payments relate to awards granted prior to the consummation of the Distribution Transaction, and (b) payments due and payable under the Distribution Transaction Agreements (as defined in the Credit Agreement).
          “Permitted Business” means any business conducted or proposed to be conducted (as described in the Offering Memorandum) by the Company and its Restricted Subsidiaries on the date of this Indenture and other businesses reasonably related or ancillary thereto.
          “Permitted Debt” has the meaning specified in Section 1007.
          “Permitted Investments” means:
(1)	any Investment in the Company or in a Restricted Subsidiary;
(2)	any Investment in cash, Cash Equivalents or marketable securities;
(3)	any Investment by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment:
(a)	such Person becomes a Restricted Subsidiary; or
(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;
(4)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 1014;
(5)	Investments to the extent financed with Equity Interests (other than Disqualified Stock) of the Company;

(6)	Hedging Obligations that are incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;
(7)	any Investments received in satisfaction of judgments or in settlement of debt or compromises of obligations incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon bankruptcy or insolvency;
(8)	any Investments received as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
(9)	advances to customers or suppliers in the ordinary course of business that are recorded in accordance with GAAP as accounts receivable or prepaid expenses or lease, utility or other similar deposits in the ordinary course of business;
(10)	advances of payroll payments to employees in the ordinary course of business;
(11)	Investments consisting of the licensing or contribution of intellectual property in the ordinary course of business;
(12)	Investments existing on the date of this Indenture and any modification, replacement, renewal or extension thereof; provided, that the amount of the Investment outstanding on the date of this Indenture is not increased except pursuant to the terms of such Investment (in existence on the date of this Indenture) or is otherwise a Permitted Investment pursuant to a separate clause of this definition;
(13)	receivables owing to the Company or any of its Restricted Subsidiaries, including receivables from and advances to suppliers, if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;
(14)	loans and advances to officers, directors, employees, consultants and members of management (including for travel, entertainment, relocation and analogous business expenses) in an aggregate amount not to exceed $5.0 million at any time outstanding; provided that such loans and advances shall comply with all applicable laws;

(15)	Investments (including debt obligations) (i) received in connection with the bankruptcy and reorganization of suppliers and customers in settlement of delinquent obligations of, and (ii) received in connection with the settlement of other disputes with customers and suppliers;
(16)	Investments consisting of extensions of credit or endorsements for collection or deposit in the ordinary course of business;
(17)	Guarantees of leases of the Company or any of its Restricted Subsidiaries entered into in the ordinary course of business;
(18)	Investments in one or more Unrestricted Subsidiaries or joint ventures having an aggregate Fair Market Value that do not exceed $100.0 million at any one time outstanding (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);
(19)	to the extent that they constitute Investments, Indebtedness, Liens or Restricted Payments permitted to be incurred under this Indenture;
(20)	Permitted Affiliate Payments;
(21)	other Investments provided that the Cash Flow Ratio shall be less than or equal to 4.75 to 1.0 on a pro forma basis after giving effect to such Investment; or
(22)	other Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (22), that do not exceed $100.0 million at any one time outstanding (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value).
          “Permitted Liens” means the following types of Liens:
(1)	Liens existing on the issuance date of the Securities;
(2)	Liens on shares of the Capital Stock of an entity that is not a Restricted Subsidiary;
(3)	Liens securing Monetization Indebtedness;
(4)	Liens on Receivables and Related Assets (and proceeds thereof) securing only Indebtedness otherwise permitted to be incurred by a Securitization Subsidiary;
(5)	Liens securing obligations under any Credit Facilities in an amount not to exceed $2,225.0 million;

(6)	Liens granted in favor of the Company or any Restricted Subsidiary;
(7)	Liens securing Permitted Additional Secured Obligations;
(8)	Liens securing the Securities;
(9)	Liens on property or assets of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any properties or assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;
(10)	Liens on property or assets existing at the time of acquisition thereof by the Company or any Restricted Subsidiary, provided that such Liens were in existence prior to the contemplation of such transaction and do not extend to any properties or assets other than those so acquired by the Company or the Restricted Subsidiary;
(11)	Liens on property or assets used to defease Indebtedness that was not incurred in violation of this Indenture;
(12)	Liens securing Hedging Obligations or “margin stock,” as defined in Regulations G and U of the Board of Governors of the Federal Reserve System;
(13)	Liens on cash or Cash Equivalents securing Hedging Obligations of the Company or any of its Restricted Subsidiaries that do not constitute Indebtedness or securing letters of credit that support such Hedging Obligations;
(14)	Liens imposed by law, such as statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like liens arising in the ordinary course of business of the Company or any Restricted Subsidiary and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings;
(15)	Liens for taxes, assessments, government charges or claims not yet delinquent or that are being contested in good faith by appropriate proceedings;
(16)	survey exceptions, encumbrances, easements or reservations of, or rights of others for rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or other restrictions or encumbrances as to the use of real properties or Liens incidental to the conduct of the business of the Company or any of its Restricted Subsidiaries or to the ownership of its properties which do not in the aggregate materially impair their use in the ordinary operation of the business of the Company or any of its Restricted Subsidiaries;
(17)	any zoning, building or similar laws or rights reserved to or vested in any governmental authority;
(18)	Liens arising by reason of any judgment, decree or order of any court, arbitral tribunal or similar entity so long as any appropriate legal proceedings that may have been initiated for the review of such judgment, decree or order have not been finally terminated or the period within which such proceedings may be initiated has not expired or Liens arising out of judgments or awards not constituting an Event of Default;
(19)	Liens (a) incurred or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security or similar legislation or (b) incurred in the ordinary course of business securing insurance premiums or reimbursement obligations under insurance policies related to the items specified in the foregoing clause (a), or (c) obligations in respect of letters of credit or bank guarantees that have been posted by such Person to support the payment of the items set forth in clauses (a) and (b) of this clause (19);
(20)	Liens consisting of pledges or deposits of cash or securities made by such Person as a condition to obtaining or maintaining any licenses issued to it by, or to satisfy other similar requirements of, any applicable governmental authority;
(21)	(a) deposits made to secure the performance of bids, tenders, contracts (other than for borrowed money) or Leases to which the Company or any of its Restricted Subsidiaries is a party, (b) deposits to secure public or statutory obligations of the Company or any of its Restricted Subsidiaries, surety and appeal bonds, performance bonds and other obligations of a like nature, (c) deposits as security for contested taxes or import duties or for the payment of rent, and (d) obligations in respect of letters of credit or bank guarantees that have been posted by the Company or any of its Restricted Subsidiaries to support the payment of items set forth in clauses (a) and (b) of this clause (21);
(22)	Liens arising from precautionary UCC financing statements (or similar filings under applicable law) regarding leases entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business, operating leases or consignments;
(23)	Liens arising in the ordinary course of business by virtue of any contractual, statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies covering deposit or securities accounts (including funds or other assets credited thereto and pooling and netting arrangements) or other funds maintained with a depository institution or securities intermediary;
(24)	any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense and the rights reserved or vested in any other Person by the terms of any lease, license, franchise, grant or permit held by such Person or by a statutory provision to terminate any such lease, license, franchise, grant or permit or to require periodic payments as a condition to the continuance thereof;
(25)	purchase money mortgages or other purchase money liens (including, without limitation, any Capitalized Lease Obligations) upon any fixed or capital assets acquired after the issuance date of the Securities, or purchase money mortgages (including, without limitation, Capitalized Lease Obligations) on any such assets hereafter acquired or existing at the time of acquisition of such assets, whether or not assumed, so long as (i) such mortgage or lien does not extend to or cover any other asset of the Company or any Restricted Subsidiary and (ii) such mortgage or lien secures the obligation to pay the purchase price of such asset, interest thereon and other charges incurred in connection therewith (or the obligation under such Capitalized Lease Obligation) only;
(26)	Liens to secure Indebtedness (including Capitalized Lease Obligations) permitted by clause (4) of Section 1007(b) covering only the assets acquired with such Indebtedness;
(27)	Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;
(28)	Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;
(29)	Liens created in the ordinary course of business and customary in the relevant industry with respect to the creation of content, and the components thereof, securing the obligations of any of the Company and its Restricted Subsidiaries owing in respect of compensation or other payments owed for services rendered by creative or other personnel that do not constitute Indebtedness; provided that any such Lien shall attach solely to the content, or applicable component thereof, that are subject to the arrangements giving rise to the underlying obligation;
(30)	assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease and Liens or rights reserved in any lease for rent or for compliance with the terms of such lease;
(31)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(32)	Liens on Equity Interests in any Unrestricted Subsidiary or joint venture held by the Company or any Restricted Subsidiary;
(33)	Liens (a) on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired in an Investment permitted under this Indenture to be applied against the purchase price for such Investment or (b) consisting of an agreement to dispose of any property in an Asset Sale that was made pursuant to and in compliance with Section 1014, in each case, solely to the extent such Investment or Asset Sale, as the case may be, would have been permitted on the date of the creation of such Lien;
(34)	restrictions on transfers of securities imposed by applicable securities laws;
(35)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by such Person in the ordinary course of business;
(36)	any extension, renewal or replacement, in whole or in part, of any Lien described in the immediately preceding clauses; provided that any such extension, renewal or replacement is no more restrictive in any material respect than the Lien so extended, renewed or replaced and does not extend to any additional property or assets; or
(37)	Additional Liens with respect to obligations that do not exceed $20.0 million at any one time outstanding.
          “Permitted Refinancing Indebtedness” means:
(A)	any Indebtedness of the Company or any of its Restricted Subsidiaries (other than Disqualified Stock) issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than Disqualified Stock and intercompany Indebtedness); provided that:
(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest thereon and the amount of any reasonable premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities or the Note Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Securities on terms at least as favorable, taken as a whole in all material respects, to the Holders of Securities as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(4)	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment with the Securities or any Note Guarantees, such Permitted Refinancing Indebtedness is pari passu with, or subordinated in right of payment to, the Securities or the Note Guarantees; and

(5)	such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and
(B)	any Disqualified Stock of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace or refund Indebtedness or other Disqualified Stock of the Company or any of its Restricted Subsidiaries (other than Indebtedness or Disqualified Stock held by the Company or any of its Restricted Subsidiaries); provided that:
(1)	the liquidation or face value of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness, or the liquidation or face value of the Disqualified Stock, as applicable, so extended, refinanced, renewed, replaced or refunded (plus all accrued and unpaid interest or dividends thereon and the amount of any reasonable premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has a final redemption date later than the final maturity or redemption date of, and has a

Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced or refunded;

(3)	such Permitted Refinancing Indebtedness has a final redemption date later than the final maturity date of, and is subordinated in right of payment to, the Securities on terms at least as favorable, taken as a whole in all material respects, to the Holders of Securities as those contained in the documentation governing the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced or refunded;

(4)	such Permitted Refinancing Indebtedness is not redeemable at the option of the Holder thereof or mandatorily redeemable prior to the final maturity or redemption date of the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced or refunded; and

(5)	such Disqualified Stock is issued either by the Company or by the Restricted Subsidiary who is the issuer of the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced or refunded.
          “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
          “Physical Security” has the meaning specified in Section 303.
          “Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.
          “Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s preferred or preference stock, whether now outstanding or issued after the date of this Indenture, and includes, without limitation, all classes and series of preferred or preference stock.
          “Programming Network Business” means (i) the programming businesses conducted by the Company and its Restricted Subsidiaries as of the date of this Indenture and which collectively consist of the programming networks currently known as AMC, IFC, Sundance Channel and WEtv and (ii) the other programming and related assets contributed to the Company pursuant to the Distribution Agreement.
          “Purchase Date” has the meaning specified in Section 1108.

          “Qualified Cash” means, of any Person, all cash and Cash Equivalents of such Person in deposit or securities accounts in which the Collateral Agent (as defined in the Credit Agreement) has “control” pursuant to and within the meaning of Section 9-104 and/or 9-106 of the UCC pursuant to the terms and conditions set forth in the Security Agreement (as defined in the Credit Agreement) or any other Collateral Document.
          “Qualified Equity Offering” means (i) an offer and sale of Equity Interests (other than Disqualified Stock) of the Company pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company) or (ii) any private placement of Equity Interests (other than Disqualified Stock) of the Company to any Person other than a Subsidiary.
          “Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A under the Securities Act.
          “Rating Agency” means (1) each of S&P and Moody’s and (2) if S&P or Moody’s ceases to rate the Securities for reasons outside the control of the Company, a “nationally recognized statistical rating organization” within the meaning of Rule 15c-3-1(c)(vi)(F) under the Exchange Act selected by the Company, which shall be substituted for S&P or Moody’s, as the case may be.
          “Rating Category” means (1) with respect to S&P, any of the following categories (any of which may include a “+” or “—” at the end thereof): AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories), (2) with respect to Moody’s, any of the following categories any of which may include a “1,” “2” or “3” at the end thereof: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories), and (3) the equivalent of any such categories of S&P or Moody’s used by another Rating Agency, if applicable.
          “Receivables and Related Assets” means:
(a)	accounts receivable, instruments, chattel paper, obligations, general intangibles, equipment and other similar assets, including interests in merchandise or goods, the sale or lease of which gives rise to the foregoing, related contractual rights, Guarantees, insurance proceeds, collections and other related assets;
(b)	equipment;
(c)	inventory; and
(d)	proceeds of all of the above.
          “Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.
          “Redemption Price” has the meaning specified in Section 1107.

          “Registration Rights Agreement” means (1) with respect to the Initial Securities, the Registration Rights Agreement, dated as of the date of this Indenture, among the Company, the Guarantors and the initial purchasers of the Initial Securities, and (2) with respect to any Additional Securities, any registration rights agreement among the Company and the other parties thereto relating to the registration by the Company of such Additional Securities under the Securities Act.
          “Regular Record Date” for the interest payable on any Interest Payment Date means the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.
          “Regulation S Global Security” has the meaning specified in Section 303.
          “Replacement Assets” means any combination of (i) non-current assets that shall be used or useful in a Permitted Business or (ii) all or substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business (including by means of a merger, consolidation or other business combination permitted under this Indenture) that shall become on the date of acquisition thereof a Restricted Subsidiary.
          “Repurchase Offer” has the meaning specified in Section 1108.
          “Responsible Officer”, when used with respect to the Trustee, means any vice president, any assistant vice president, any trust officer or assistant trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers or assigned by the Trustee to administer corporate trust matters and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
          “Restricted Investment” means any Investment other than a Permitted Investment.
          “Restricted Payment” means:
(a)	any Stock Payment by the Company or a Restricted Subsidiary;
(b)	any direct or indirect payment by the Company or a Restricted Subsidiary to redeem, purchase, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate in right of payment to the Securities; provided, however, that any direct or indirect payment by the Company or a Restricted Subsidiary to redeem, purchase, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate in right of payment to the Securities shall not be a Restricted Payment if either (i) after giving effect thereto, the ratio of the Senior Indebtedness of the Company and its Restricted Subsidiaries to Annual Operating Cash Flow is less than or equal to 5.0 to 1.0 or (ii) such subordinate Indebtedness is redeemed, purchased, defeased or otherwise acquired or retired in exchange for, or out of, (x) the proceeds of a sale (within one year before or 180 days after such redemption, purchase, defeasance, acquisition or retirement) of Permitted Refinancing Indebtedness or Capital Stock of the Company or warrants, rights or options to acquire Capital Stock of the Company or (y) any source of funds other than the incurrence of Indebtedness (it being understood that the use of such funds to repay Indebtedness that is later reborrowed to redeem, purchase, defease or otherwise acquire or retire the subordinate Indebtedness shall be considered a source of funds other than the incurrence of Indebtedness);
(c)	any direct or indirect payment by the Company or a Restricted Subsidiary to redeem, purchase, defease or otherwise acquire or retire for value any Disqualified Stock at its mandatory redemption date or other maturity date if and to the extent that Indebtedness is incurred to finance such redemption, purchase, defeasance or other acquisition or retirement; or
(d)	any Restricted Investment.
          Notwithstanding the foregoing, Restricted Payments shall not include (a) payments by any Restricted Subsidiary to the Company or any other Restricted Subsidiary or (b) any Permitted Investment or designation of a Restricted Subsidiary as an Unrestricted Subsidiary permitted under Section 1012.
          “Restricted Security” has the meaning specified in Section 205.
          “Restricted Subsidiary” means any Subsidiary, whether existing on the date of this Indenture or created subsequent thereto, designated from time to time by the Company as a “Restricted Subsidiary”; provided, however, that no Subsidiary that is not a Securitization Subsidiary can be or remain so designated unless (a) at least 67% of each of the total equity interest and the voting control of such Subsidiary is owned, directly or indirectly, by the Company or another Restricted Subsidiary and (b) such Subsidiary is not restricted, pursuant to the terms of any loan agreement, note, indenture or other evidence of indebtedness, from
(i)	paying dividends or making any distribution on such Subsidiary’s Capital Stock or other equity securities or paying any Indebtedness owed to the Company or to any Restricted Subsidiary;
(ii)	making any loans or advances to the Company or any Restricted Subsidiary; or
(iii)	transferring any of its properties or assets to the Company or any Restricted Subsidiary
(it being understood that a financial covenant any of the components of which are directly impacted by the taking of the action (e.g., the payment of a dividend) itself (such as a minimum net worth test) would be deemed to be a restriction on the foregoing actions, while a financial covenant none of the components of which is directly impacted by the taking of the action (e.g., the payment of a dividend) itself (such as a debt to cash flow test) would not be deemed to be a restriction on the foregoing actions); and provided further that the Company may, from time to time, redesignate any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with Section 1012.
          “Rule 144A Global Security” has the meaning specified in Section 303.
          “S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and its successors.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Securities Issue Date” means June 30, 2011 with respect to the Initial Securities, the date of original issuance of the Exchange Securities with respect to the Exchange Securities and the date of original issuance of the Additional Securities with respect to any Additional Securities.
          “Securitization Subsidiary” means a Restricted Subsidiary that is established for the limited purpose of acquiring and financing Receivables and Related Assets and engaging in activities ancillary thereto; provided that (a) no portion of the Indebtedness of a Securitization Subsidiary is Guaranteed by or is recourse to the Company or any other Restricted Subsidiary (other than recourse for customary representations, warranties, covenants and indemnities, none of which relates to the collectability of the Receivables and Related Assets) and (b) none of the Company or any other Restricted Subsidiary has any obligation to maintain or preserve such Securitization Subsidiary’s financial condition.
          “Security” and “Securities” have the meaning specified in the second paragraph of this Indenture, such terms to include the Initial Securities, the Exchange Securities and any Additional Securities. The Initial Securities, the Exchange Securities and any Additional Securities shall be treated as a single class for all purposes under this Indenture.
          “Security Register” and “Security Registrar” have the respective meanings specified in Section 305.
          “Senior Indebtedness” means, with respect to any Person, all principal of (premium, if any) and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not a claim for post filing interest is allowed in such proceedings) with respect to all Indebtedness of such Person; provided that Senior Indebtedness shall not include
          (a) any Indebtedness of such Person that, by its terms or the terms of the instrument creating or evidencing such Indebtedness, is expressly subordinate in right of payment to the Securities;
          (b) any Guarantee of Indebtedness of any subsidiary of such Person if recourse against such Guarantee is limited to the Capital Stock or other equity interests of such subsidiary;

          (c) any obligation of such Person to any subsidiary of such Person or, in the case of a Restricted Subsidiary, to the Company or any other Subsidiary; or
          (d) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) that is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person.
          “Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.
          “Significant Subsidiary” means any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X promulgated pursuant to the Exchange Act, as such Regulation is in effect on the date of this Indenture.
          “Special Record Date” means a date fixed by the Trustee for the payment of any Defaulted Interest pursuant to Section 307.
          “Stated Maturity”, when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.
          “Stock Payment” means, with respect to any Person, the payment or declaration of any dividend, either in cash or in property (except dividends payable in common stock or common shares of Capital Stock of such Person), or the making by such Person of any other distribution, on account of any shares of any class of its Capital Stock, now or hereafter outstanding, or the redemption, purchase, retirement or other acquisition or retirement for value by such Person, directly or indirectly, of any shares of any class of its Capital Stock, now or hereafter outstanding, other than the redemption, purchase, defeasance or other acquisition or retirement for value of any Disqualified Stock at its mandatory redemption date or other maturity date.
          “subsidiary” means, as to a particular parent entity at any time, any entity of which more than 50% of the outstanding Voting Stock or other equity interest entitled ordinarily to vote in the election of the directors or other governing body (however designated) of such entity is at the time beneficially owned or controlled directly or indirectly by such parent corporation, by one or more such entities or by such parent corporation and one or more such entities.
          “Subsidiary” means any subsidiary of the Company.
          “Suspended Covenants” has the meaning specified in Section 1016.
          “Suspension Condition” has the meaning specified in Section 1016.
          “Transactions” means the transactions contemplated by (i) the Distribution Transaction, (ii) the Credit Agreement and (iii) the offering of the Initial Securities.

          “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and as in force at the date as of which this instrument was executed, except as provided in Section 905; provided, however, that, in the event that the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.
          “Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.
          “UCC” has the meaning given to such term in the Collateral Documents.
          “Unrestricted Subsidiary” means any Subsidiary that is not a Restricted Subsidiary.
          “Voting Stock” means any Capital Stock having voting power under ordinary circumstances to vote in the election of the directors of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).
          “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by
(2)	the then outstanding principal amount of such Indebtedness.
          Section 102. Other Definitions.

Defined
Term	in Section
“Act”	105
“Bankruptcy Law”	501
“Change of Control Offer”	1015
“Change of Control Payment”	1015
“Change of Control Payment Date”	1015
“Custodian”	501
“Defaulted Interest”	307
“incorporated provision”	108
“Restricted Security”	205
“Security Register”	305
“Security Registrar”	305
“successor”	801

          Section 103. Compliance Certificates and Opinions.
          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.
          Every certificate or opinion (other than the certificates required by Section 1019) with respect to compliance with a condition or covenant provided for in this Indenture shall include:
     (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinion contained in such certificate or opinion are based;
     (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
          Section 104. Form of Documents Delivered to Trustee.
          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
          Section 105. Acts of Holders.
          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Trust Indenture Act Section 315) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 105.
          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner that the Trustee deems sufficient.
          (c) The ownership of Securities shall be proved by the Security Register.
          (d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding Trust Indenture Act Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed.
          If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Securities then Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Securities then Outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.
          Section 106. Notices, Etc. to Trustee and Company.
          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
          (a) the Trustee by any Holder, the agents under the Credit Agreement or the Company shall be sufficient for every purpose hereunder if made, given, furnished or delivered, in writing (which may be delivered via electronic mail or facsimile), to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Services; or
          (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered in writing to the Company addressed to AMC Networks Inc., 11 Penn Plaza, New York, New York 10001, Attention: James G. Gallagher, Esq. or at any other address previously furnished in writing to the Trustee by the Company.
          Section 107. Notice to Holders; Waiver.
          Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder.
          Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
          In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

          Section 108. Conflict of Any Provision of Indenture with Trust Indenture Act.
          If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Sections 310 to 318, inclusive, or conflicts with any provision (an “incorporated provision”) required by or deemed to be included in this Indenture by operation of such Trust Indenture Act Sections, such imposed duties or incorporated provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.
          Section 109. Effect of Headings and Table of Contents.
          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
          Section 110. Successors and Assigns.
          All covenants and agreements in this Indenture by the Company shall bind its respective successors and assigns, whether so expressed or not.
          Section 111. Separability Clause.
          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          Section 112. Benefits of Indenture.
          Nothing in this Indenture or in the Securities, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.
          Section 113. Governing Law; Waiver of Jury Trial.
          This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles.
          This Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.
          EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          Section 114. Legal Holidays.
          In any case where any Interest Payment Date, any date established for payment of Defaulted Interest pursuant to Section 307, or any Maturity with respect to any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, or date established for payment of Defaulted Interest pursuant to Section 307, or Maturity, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, or date established for payment of Defaulted Interest pursuant to Section 307, or Maturity, as the case may be, to the next succeeding Business Day.
          Section 115. No Recourse Against Others.
          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting any of the Securities waives and releases all such liability.
          Section 116. U.S.A. Patriot Act.
          The parties hereto acknowledge that in accordance with Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time (the “USA Patriot Act”), the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they shall provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.
          Section 117. Force Majeure
          In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, to the extent beyond its control, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to prevent such actions from occurring and to resume performance as soon as practicable under the circumstances.

ARTICLE TWO
SECURITY FORMS
          Section 201. Forms Generally; Incorporation of Form in Indenture.
          The Securities and the Trustee’s certificate of authentication with respect thereto shall be in substantially the forms set forth in this Article, with such appropriate legends, insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security. Each Security shall be dated the date of its authentication.
          The definitive Securities shall be typewritten, printed, lithographed, engraved or otherwise produced or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.
          Section 202. Form of Face of Security.
          [THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ACCRUAL PERIODS, ORIGINAL ISSUE DATE AND YIELD TO MATURITY FOR SUCH SECURITY BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO THE FOLLOWING ADDRESS: AMC NETWORKS INC., 11 PENN PLAZA, NEW YORK, NEW YORK 10001, ATTENTION: JAMES G. GALLAGHER, ESQ.]*
AMC NETWORKS INC.
7.75% Senior Notes due 2021

No.____	$_________________
CUSIP No. Reg. S – U02400 AA4
144A – 00164V AA1
ISIN No. Reg. S – USU02400AA45
144A – US00164VAA17
          AMC Networks Inc., a Delaware corporation (herein called the “Company,” which term includes any successor entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to _________________ or registered assigns the principal sum of ______ Dollars on July 15, 2021, at the office or agency of the Company referred to below, and to pay interest thereon on [ ]**, and semiannually thereafter, on January 15 and July 15 in each year from the Securities Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for at the rate of 7.75% per annum until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Securities from the date of the Interest Payment Date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for.
          [The Holder of this Security is entitled to the benefits of the Registration Rights Agreement, dated June 30, 2011 (the “Registration Rights Agreement”), among the Company, the Guarantors named therein and the Initial Purchasers named therein. Subject to the terms of the Registration Rights Agreement, in the event an exchange offer (the “Exchange Offer”) for this Initial Security is not consummated or a registration statement under the Securities Act with respect to resales of this Security (the “Shelf Registration Statement”) is not declared effective by the Commission on or prior to the 400th calendar day following June 30, 2011, in either case, in accordance with the Registration Rights Agreement, the aforesaid interest rate borne by this Security shall be increased by one-quarter of one percent per annum for the first 90 days following June 30, 2011. Such interest rate shall increase by an additional one-quarter of one percent per annum thereafter, up to a maximum aggregate increase of one half of one percent per annum. Subject to the terms of the Registration Rights Agreement, upon consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, the interest rate borne by this Security shall be reduced to 7.75% per annum.]***
          If any interest has accrued on this Security in respect of any period prior to the issuance of this Security, such interest shall be payable in respect of such period at the rate or rates borne by the Predecessor Security surrendered in exchange for this Security from time to time during such period. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for, and interest on such defaulted interest at the interest rate borne by this Security, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of the principal

*	Include only for Securities issued with original issue discount.

**	In the case of an Initial Security, insert January 15, 2012. In the case of any Security other than an Initial Security, insert the relevant Initial Interest Payment Date.

***	Include only for Initial Securities. In the case of any Additional Securities, briefly describe terms of the applicable registration rights agreement.

of and interest on this Security shall be made at the office or agency of the Company maintained for that purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register.
          Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.
          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
          Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.
          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

AMC NETWORKS INC.,

By

          Section 203. Form of Reverse of Security.
          This Security is one of a duly authorized issue of securities of the Company designated as its 7.75% Senior Notes due 2021 (herein called the “Securities”), which may be issued under an indenture, dated as of June 30, 2011 (herein called the “Indenture”), among the Company, the Guarantors named therein and U.S. Bank National Association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee, the holders of the Senior Indebtedness and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $700,000,000; provided, however, that the Company may from time to time, without notice to or the consent of the Holders of Securities, create and issue further Securities of this series (the “Additional Securities”) having the same terms and ranking equally and ratably with the Securities of this series in all respects and with the same CUSIP number as the Securities of this series, or in all respects except for payment of interest accruing prior to the issue date of such Additional Securities or except for the first payment of interest following the issue date of such Additional Securities. Any Additional Securities shall be consolidated and form a single series with the Securities and shall have the same terms as to status, redemption and otherwise as the Securities. Any Additional Securities may be issued pursuant to authorization provided by a Board Resolution, a supplement to the Indenture, or under an Officers’ Certificate pursuant to the

Indenture. No Additional Securities may be issued if an Event of Default has occurred and is continuing with respect to the Securities of this series.
          [This Security is exchangeable under certain circumstances as provided in the Indenture for the Exchange Securities (as defined under the Indenture) issued under the Indenture. Unless the context otherwise requires, the Securities and Exchange Securities shall constitute one series for all purposes under the Indenture, including without limitation amendments and waivers.]*
          On or after July 15, 2016, the Company may redeem Securities, at its option in whole or in part at any time and from time to time, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, to the applicable Redemption Date, if redeemed during the twelve month period beginning on July 15 of the years indicated below:

Year	Percentage
2016	103.875%
2017	102.583%
2018	101.292%
2019 and thereafter	100.000%
          Any redemption of this Security shall be made pursuant to the provisions of Sections 1101 through 1106 of the Indenture.
          If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.
          This Security does not have the benefit of any sinking fund obligations.
          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.
          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and

*	Include only for Initial Securities and any Additional Securities, other than the Exchange Securities.

unconditional, to pay the principal of and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.
          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.
          The Securities are issuable only in registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.
          No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges payable in connection with any registration of transfer or exchange.
          Prior to the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.
          This Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.
          All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.
Certificate of Transfer**
          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers this Security to

(Please typewrite or print name and taxpayer identification number)

**	Include only for Initial Securities and any Additional Securities, other than the Exchange Securities.

(Please typewrite or print address)
and hereby irrevocably constitutes and appoints _______________________ his attorney to transfer the same on the books of the Company, with full power of substitution in the premises.
          In connection with any transfer of all or any portion of the Security evidenced by this certificate for as long as such Security is a Restricted Security, the undersigned confirms that such Security is being transferred:
☐	(a) Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”);

or

☐	(b) Pursuant to offers and sales to non-U.S. Persons that occur outside the United States in compliance with Rule 903 or 904 of Regulation S under the Securities Act;
          Unless one of the boxes above is checked, the Trustee shall refuse to register all or any portion of the Security evidenced by this certificate in the name of any person other than the registered holder thereof (or hereof); provided, however, that the Trustee may, in its sole discretion, register the transfer of such Security if it has received such certifications, legal opinions and/or other information as it has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Dated:
Signature

NOTE: The signature to this assignment must correspond with the name as written upon the face of this Security in every particular, without alteration or enlargement, or any change whatever.
TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED:
          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A (including the information specified in Rule 144(d)(4)) or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

To be signed by an executive officer

SCHEDULE OF EXCHANGES FOR DEFINITIVE SECURITIES
          The following exchanges of a part of this Security in global form for definitive Securities or of definitive Securities for a part of this Security in global form have been made:

Principal
	Amount of	Amount of	Amount of	Signature of
	decrease in	increase in	this Security	authorized
	Principal	Principal	in global form	signatory of
	Amount of	Amount of	following such	Trustee or
Date of	this Security	this Security	decrease (or	Securities
Exchange	in global form	in global form	increase)	Custodian

          Section 204. Form of Trustee’s Certificate of Authentication.
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
          This is one of the Securities referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By
Authorized Signatory
Dated:
          Section 205. Form of Legend on Restricted Securities.
          During the period beginning on the Securities Issue Date with respect to a Security that is not an Exchange Security and ending on the later of the date occurring one year after such date and the date on which such Security is (a) freely transferable in accordance with Rule 144 by a person that is not an “affiliate” (as defined in Rule 144) of the Company where no conditions under Rule 144 are then applicable (other than the holding period requirement of paragraph (d) of Rule 144 so long as such holding period requirement is satisfied at such time of determination), (b) does not bear any restrictive legends relating to the Securities Act and (c) does not bear a restrictive CUSIP number, any such Security issued or owned during the period set forth above, as the case may be, and any Security (other than an Exchange Security) issued upon registration of transfer of, or in exchange for, or in lieu of, such Security shall be deemed a “Restricted Security” and shall be subject to the restrictions on transfer provided in the legend set forth below; provided, however, that the term “Restricted Security” shall not include (a) any Security which is issued upon transfer of, or in exchange for, any Security which is not a Restricted Security, (b) any Security (other than an Exchange Security) as to which such restrictions on transfer have been terminated in accordance with Section 314 or (c) any Exchange

Security issued pursuant to an Exchange Offer. Any Restricted Security shall bear a legend in substantially the following form:
     THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE DATE OF ORIGINAL ISSUE HEREOF ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) OUTSIDE THE UNITED STATES PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40 DAYS DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.
          Section 206. Form of Legend for Book-Entry Securities.
          Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:
     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE

NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK 10041) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND SUCH CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
ARTICLE THREE
THE SECURITIES
          Section 301. Title and Terms.
          The aggregate principal amount of Initial Securities that may be authenticated and delivered under this Indenture is limited to $700,000,000 and the aggregate principal amount of Exchange Securities and Additional Securities is unlimited, except, in each case, for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 303, 304, 305, 306 or 906.
          The Securities shall be known and designated as the “7.75% Senior Notes due 2021” of the Company. Their Stated Maturity shall be July 15, 2021, and they shall bear interest at the rate of 7.75% per annum (except as otherwise provided for in the form of Security) from the relevant Securities Issue Date, or the most recent Interest Payment Date to which interest has been paid or duly provided for on a given Security or a Security surrendered in exchange for such Security, as the case may be, payable on the relevant Initial Interest Payment Date (as defined below) and semiannually thereafter on January 15 and July 15 of each year and at said Stated Maturity, until the principal thereof is paid or duly provided for. The term “Initial Interest Payment Date” means (a) with respect to any Security other than the Initial Securities, the first January 15 or July 15 occurring after the Securities Issue Date for such Security and (b) with respect to each Initial Security, January 15, 2012. The Initial Securities, the Exchange Securities and any Additional Securities issued hereunder shall rank pari passu.
          The principal of and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose; provided, however, that, at the option of the Company, cash interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register.
          The Securities are subject to redemption at the option of the Company on terms and in the manner set forth in Sections 1101 through 1107 hereof and the Securities are subject to repurchase at the option of Holders on terms and in the manner set forth in Section 1108 hereof.
          The Securities shall be senior unsecured obligations of the Company and shall rank pari passu in right of payment with all existing and future unsubordinated indebtedness of the Company.
          Section 302. Denominations.
          The Securities shall be issuable only in registered form without coupons and only in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.
          Section 303. Execution, Authentication, Delivery and Dating.
          The Securities shall be executed on behalf of the Company by any one of the following: its Chairman, Chief Executive Officer, one of its Vice Chairmen, its President, one of its Vice Presidents. The signature of any of these officers on the Securities may be manual or facsimile.
          Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.
          The Trustee shall, except as set forth in the following sentences, upon Company Order) authenticate and deliver (a) the Initial Securities for original issue in an aggregate principal amount of up to $700,000,000, (b) the Exchange Securities for issue only in a registered Exchange Offer pursuant to the Registration Rights Agreement for a like principal amount of the Initial Securities or Additional Securities, if any, and (c) Additional Securities as set forth below. In connection with any surrender of a Security for registration of transfer pursuant to Section 305, the Trustee shall, upon receipt of the surrendering Holder’s certificate of transfer in lieu of a Company Order, authenticate and deliver Securities in aggregate principal amount equal to the Securities so surrendered, in such denominations and registered in such names as such surrendering Holder shall specify in such written instructions (and such Securities shall, if so specified in such instructions, be issued in global form as a Rule 144A Global Security or a Regulation S Global Security (each as defined below), registered in the name of the Depositary or the nominee of the Depositary).
          Each Security shall be dated the date of its authentication.
          No Security endorsed thereon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of one of its duly authorized signatories, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.
          In case the Company, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of substantially all of its properties and assets to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the successor Person which shall have received a conveyance, transfer, Lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, Lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon written order of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 303 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of any Holder but without expense to such Holder, shall provide for the exchange of all Securities at the time Outstanding held by such Holder for Securities authenticated and delivered in such new name.
          Except as described below, the Securities shall be deposited with, or on behalf of, the Depository, and registered in the name of the Depository or the nominee of the Depository in the form of one or more global note certificates (each a “Rule 144A Global Security”), for credit to the respective accounts of the beneficial owners of the Securities represented thereby. The Rule 144A Global Securities shall bear the legend set forth in Section 206 and, in the case of Restricted Securities, the legend set forth in Section 205.
          Securities purchased by persons outside the United States pursuant to sales in accordance with Regulation S under the Securities Act shall be deposited with, or on behalf of, the Depository, and registered in the name of the Depository or the nominee of the Depository in the form of one or more global note certificates (each a “Regulation S Global Security”), for credit to the respective accounts of the beneficial owners of the Securities represented thereby (or such other accounts as they may direct). Securities represented by a Regulation S Global Security shall not be exchangeable for Securities in registered definitive form (each a “Physical Security”) until the expiration of the “40-day restricted period” within the meaning of Rule 903(c)(3) of Regulation S under the Securities Act. During this 40-day restricted period, Regulation S Global Securities may only be held through Euroclear System and Clearstream Banking, S.A., unless transferred to a person that takes delivery through a Rule 144A Global Security. The Regulation S Global Securities shall bear the legend set forth in Section 206 and, in the case of Restricted Securities, the legend set forth in Section 205.
          The two paragraphs immediately preceding shall not have effect until such time as the Trustee shall be instructed (in a Company Order or in a Holder’s instruction upon surrender for registration of transfer) to register the transfer of the Initial Securities upon surrender thereof as a Rule 144A Global Security or a Regulation S Global Security, and until such time the Initial Securities shall be issued in certificated form in such denominations and registered in the name of such Holders as shall be set forth in a Company Order (with respect to the initial authentication and delivery of the Initial Securities) or in a Holder’s certificate of transfer upon surrender for registration of transfer, as set forth in this Section 303.
          The Company may, subject to Article Ten of this Indenture and applicable law, issue under this Indenture Additional Securities and Exchange Securities therefor; provided, however, that the Company may not issue any Additional Securities if an Event of Default with respect to any Outstanding Securities shall have occurred and be continuing at the time of such issuance. All Securities issued under this Indenture shall be treated as a single class for all purposes under this Indenture.
          Section 304. Temporary Securities.
          Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are typewritten, printed, lithographed, engraved or otherwise produced or produced by any combination of these methods, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.
          If temporary Securities are issued, the Company shall cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.
          Section 305. Registration, Registration of Transfer and Exchange.
          The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby initially appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided. Such Security Register shall distinguish between Initial Securities, Exchange Securities and Additional Securities.
          Except as otherwise described in this Article Three, upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations and of a like aggregate principal amount.
          At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations and of a like aggregate principal amount upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive; provided that no exchange of Initial Securities or Additional Securities for Exchange Securities shall occur until an Exchange Offer Registration Statement shall have been declared effective by the Commission, the Trustee shall have received an Officers’ Certificate confirming that the Exchange Offer Registration Statement has been declared effective by the Commission and the Initial Securities or Additional Securities to be exchanged for the Exchange Securities shall be canceled by the Trustee.
          All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and (subject to the provisions in the Initial Securities regarding the payment of additional interest) entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
          Every Security presented or surrendered for registration of transfer, or for exchange, shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.
          Every Restricted Security shall be subject to, and no transfer shall be made other than in accordance with, the restrictions on transfer provided in the legend set forth on the form of the face of each Restricted Security and the restrictions set forth in this Article Three, and the Holder of each Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by such restrictions on transfer.
          The Security Registrar shall notify the Company of any proposed transfer of a Restricted Security to any Person.
          No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 303, 304 or 906 not involving any transfer.
          The Company shall not be required to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before an Interest Payment Date and ending on the close of business on such Interest Payment Date.

          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
          Section 306. Mutilated, Destroyed, Lost and Stolen Securities.
          If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity satisfactory to them to save each of them and any agent of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a replacement Security of like tenor and principal amount, and bearing a number not contemporaneously outstanding.
          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a replacement Security, pay such Security.
          Upon the issuance of any replacement Securities under this Section 306, the Company may require the payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
          Every replacement Security issued pursuant to this Section 306 in lieu of any destroyed, lost or stolen Security shall constitute a contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.
          The provisions of this Section 306 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
          Section 307. Payment of Interest; Interest Rights Preserved.
          Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

          Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and interest on such defaulted interest at the interest rate borne by the Securities, to the extent lawful (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”), shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Subsection (a) or (b) below:
     (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Subsection provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest that shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Subsection (b).
     (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Subsection, such payment shall be deemed practicable by the Trustee.
          Subject to the foregoing provisions of this Section 307, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

          Section 308. Persons Deemed Owners.
          Prior to the time of due presentment for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
          Section 309. Cancellation.
          All Securities surrendered for payment, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 309, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures.
          Section 310. Computation of Interest.
          Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.
          Section 311. Registration Rights of Holders of Initial Securities.
          Pursuant to the terms of the Registration Rights Agreement, Holders of Initial Securities and Additional Securities, if applicable, shall be entitled to the benefits of the Registration Rights Agreement.
          Section 312. ISIN and CUSIP Numbers.
          The Company in issuing the Securities may use “ISIN” and “CUSIP” numbers (if then generally in use) in addition to serial numbers, and, if so, the Trustee shall use such “ISIN” and “CUSIP” numbers in addition to serial numbers in notices of repurchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Securities, and any such repurchase shall not be affected by any defect in or omission of such “ISIN” or “CUSIP” numbers. The Company shall promptly notify the Trustee in writing of any change in the “ISIN” or “CUSIP” numbers.
          Section 313. Book-Entry Provisions for Global Securities.
          (a) The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Section 206 and, in the case of Restricted Securities in the form of Global Securities, Section 205.
          Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.
          (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Rule 144A Global Security may be transferred or exchanged for interests in a Regulation S Global Security, and interests of beneficial owners in a Regulation S Global Security may be transferred or exchanged for interests in a Rule 144A Global Security, in each case in accordance with the rules and procedures of the Depository and the provisions of Section 314. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 314.
          In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (i) the Depository (x) notifies the Company that it is unwilling or unable to continue as a depository for such Global Security or (y) if at any time the Depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by the Company within 90 days, (ii) there shall have occurred and be continuing an Event of Default with respect to the Securities represented by such Global Security and the Trustee has received a written request from the Depository or (iii) the Company at any time notifies the Trustee, in writing, that it elects not to have Securities represented by a Global Security.
          Except as provided above, any Security authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Security, whether pursuant to this Section 313, Section 304, 305, 306 or 906 or otherwise, shall also be a Global Security and bear the legend specified in Section 206.
          (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners pursuant to paragraph (b), the Security Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and principal amount of authorized denominations.

          (d) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b), the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of Physical Securities of like tenor of authorized denominations.
          (e) Any Physical Security delivered in exchange for an interest in a Global Security pursuant to paragraph (b) or (c) of this Section 313 shall, except as otherwise provided by clause (i)(x) of paragraph (a) and by paragraph (e) of Section 314, bear the legend set forth in Section 205.
          (f) The Holder of any Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.
          Section 314. Special Transfer Provisions.
          (a) Transfers to Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to any non-U.S. person:
     (i) the Security Registrar shall register the transfer of any Restricted Security if (x) the requested transfer is not prior to the later of the date which is one year (or such other period as may be prescribed by Rule 144 under the Securities Act or any successor provision thereunder) after the later of the original issue date of such Security (or of any Predecessor Security) or the date on which such Security is (a) freely transferable in accordance with Rule 144 by a person that is not an “affiliate” (as defined in Rule 144) of the Company where no conditions under Rule 144 are then applicable (other than the holding period requirement of paragraph (d) of Rule 144 so long as such holding period requirement is satisfied at such time of determination), (b) does not bear any restrictive legends relating to the Securities Act and (c) does not bear a restrictive CUSIP number or (y) the proposed transferee has checked the box provided for on the form of Security stating, and has provided to the Security Registrar such certifications, opinions and other information as the Security Registrar may (and, if so directed by the Company, shall) require, stating that such Security is being transferred pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act; and
     (ii) the Security Registrar shall register the transfer of any Restricted Security if the proposed transferor is an Agent Member holding a beneficial interest in a Rule 144A Global Security, upon receipt by the Security Registrar of (x) the certificate stating that such Security is being transferred pursuant to offers and sales to non-U.S. Persons that occur outside the United States in compliance with Rule 903 or 904 of Regulation S under the Securities Act and (y) instructions given in accordance with the Depository’s and the Security Registrar’s procedures;

whereupon the Security Registrar shall reflect on its books and records the date of such transfer and (A) (if the transfer involves a transfer of a beneficial interest in a Rule 144A Global Security) a decrease in the principal amount of such Rule 144A Global Security in an amount equal to the principal amount to be transferred and (B) an increase in the principal amount of a Regulation S Global Security in an amount equal to the principal amount to be transferred.
          (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to a person purporting to be a QIB (excluding transfers to non-U.S. persons):
     (i) the Security Registrar shall register the transfer of any Restricted Security if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or who has otherwise advised the Company and the Security Registrar in writing, that the transfer has been made in compliance with the exemption from registration under the Securities Act provided under Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Security Registrar in writing, that such transferee represents and warrants that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that each of it and any such account is a QIB within the meaning of Rule 144A and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the foregoing representations in order to claim the exemption from registration provided by Rule 144A; and
     (ii) the Security Registrar shall register the transfer of any Restricted Security if the proposed transferee is an Agent Member, and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Rule 144A Global Security, upon receipt by the Security Registrar of instructions given in accordance with the Depository’s and the Security Registrar’s procedures, the Security Registrar shall reflect on the Security Register the date and an increase in the principal amount of the Rule 144A Global Security in an amount equal to the principal amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.
          (c) Transfers during the 40-day Restricted Period. The following provisions shall apply with respect to the exchange of beneficial interests in the Regulation S Global Securities for beneficial interests in the Rule 144A Global Securities prior to the expiration of the 40-day restricted period:
     (i) the requested transfer is not prior to the later of (a) the date which is one year (or such other period as may be prescribed by Rule 144 under the Securities Act or any successor provision thereunder) after the later of the original issue date of such Security (or of any Predecessor Security) and (b) the date on which such Security is (I) freely transferable in accordance with Rule 144 by a person that is not an “affiliate” (as defined in Rule 144) of the Company where no conditions under Rule 144 are then applicable (other than the holding period requirement of paragraph (d) of Rule 144 so long as such holding period requirement is satisfied at such time of determination), (II) does not bear any restrictive legends relating to the Securities Act and (III) does not bear a restrictive CUSIP number; and
     (ii) the transferor delivers to the Security Registrar a written certificate that the Securities are being transferred to a Person (a) who the transferor reasonable believes to be a QIB, (b) who represents and warrants that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A (including the information specified in Rule 144(d)(4)) or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A and (c) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.
          (d) Other Transfers. If a Holder proposes to transfer a Security pursuant to any exemption from the registration requirements of the Securities Act other than as provided for by Sections 314(a) and 314(b), the Security Registrar shall only register such transfer or exchange if such transferor delivers to the Security Registrar and the Trustee an Opinion of Counsel satisfactory to the Company and the Security Registrar that such transfer is in compliance with the Securities Act and the terms of this Indenture; provided that the Company may, based upon the opinion of its counsel, instruct the Security Registrar by a Company Order not to register such transfer in any case where the proposed transferee is not a QIB or a non-U.S. person.
          (e) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Restricted Securities, the Security Registrar shall deliver only Securities that bear the legend set forth in Section 205 unless the circumstances contemplated by clause (a)(1)(x) of this Section 314 exist. By its acceptance of any Security bearing the legend set forth in Section 205, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in such legend and agrees that it shall transfer such Security only as provided in this Indenture.
          The Security Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 313 or this Section 314 for a period of two years, after which time such letters, notices and other written communications shall at the written request of the Company be delivered to the Company. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Security Registrar.
          (f) Termination of Restrictions. The restrictions imposed by this Section 314 upon the transferability of any particular Restricted Security shall cease and terminate (i) on the later of the date occurring one year after the Securities Issue Date with respect to such Restricted Security (or any Predecessor Security of such Restricted Security) and the date on which such

Security is (a) freely transferable in accordance with Rule 144 by a person that is not an “affiliate” (as defined in Rule 144) of the Company where no conditions under Rule 144 are then applicable (other than the holding period requirement of paragraph (d) of Rule 144 so long as such holding period requirement is satisfied at such time of determination), (b) does not bear any restrictive legends relating to the Securities Act and (c) does not bear a restrictive CUSIP number or (ii) (if earlier) if and when such Restricted Security has been sold pursuant to an effective registration statement under the Securities Act. Any Restricted Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Security for exchange to the Trustee or any transfer agent in accordance with the provisions of Section 305, be exchanged for a new Initial Security or any Additional Security, as the case may be, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by Section 205. The Company shall inform the Trustee in writing of (i) the effective date of any registration statement registering the Initial Securities or any Additional Security, as the case may be, under the Securities Act and (ii) the date which is one year after the last date on which the Company or any Affiliate of the Company was the owner of a Restricted Security in the event that an Exchange Offer has not been consummated.
ARTICLE FOUR
SATISFACTION AND DISCHARGE
          Section 401. Satisfaction and Discharge of Indenture.
          This Indenture shall, upon Company Request, cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities herein expressly provided for) and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when
(a)	either
     (i) all Securities theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or
     (ii) all such Securities not theretofore delivered to the Trustee for cancellation
          (A) have become due and payable, or
          (B) shall become due and payable within one year,
and the Company, in the case of subclauses (A) or (B) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity;
     (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and
     (c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of Subsection (a) of this Section 401, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive such satisfaction and discharge.
          Section 402. Application of Trust Money.
          Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee.
ARTICLE FIVE
REMEDIES
          Section 501. Events of Default.
          An “Event of Default” occurs if:
     (a) the Company defaults in the payment of interest on any Security when the same becomes due and payable and such default continues for a period of 30 days;
     (b) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at maturity, upon acceleration or otherwise;
     (c) the Company or any Restricted Subsidiary fails to comply with any of its other agreements or covenants in, or provisions of, the Securities or this Indenture, and the Default continues for the period and after the notice, if any, specified below;
     (d) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or one of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or one of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or shall be created hereafter (but excluding any Indebtedness for the deferred purchase price of property or services owed to the Person providing such property or services as to which the Company or such Restricted Subsidiary is contesting its obligation to pay the same in good faith and by proper proceedings and for which the Company or such Restricted Subsidiary has established appropriate reserves), and (i) either (A) such event of default results from the failure to pay any such Indebtedness at final maturity or (B) as a result of such event of default the maturity of such Indebtedness has been accelerated prior to its expressed maturity and (ii) the principal amount of such Indebtedness equals $25.0 million or more or, together with the principal amount of any such Indebtedness in default for failure to pay principal at maturity or the maturity of which has been so accelerated, aggregates $25.0 million or more;
     (e) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any Restricted Subsidiary and either (i) an enforcement proceeding shall have been commenced by any creditor upon such judgment or (ii) such judgment remains undischarged and unbonded for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such judgments exceeds $25.0 million;
     (f) except as permitted by this Indenture, the Note Guarantee of any Subsidiary that is not an Insignificant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any such Guarantor, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm in writing its obligations under its Note Guarantee;
     (g) the Company, any Guarantor that is not an Insignificant Subsidiary or any Significant Subsidiary (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary) pursuant to or within the meaning of any Bankruptcy Law:
     (i) commences a voluntary case or proceeding;
     (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding;
     (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property;
     (iv) makes a general assignment for the benefit of its creditors; or
     (v) admits in writing that it generally is unable to pay its debts as the same become due; or
     (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

     (i) is for relief against the Company, any Guarantor that is not an Insignificant Subsidiary or any Significant Subsidiary (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary), in an involuntary case or proceeding;
     (ii) appoints a Custodian of the Company, any Guarantor that is not an Insignificant Subsidiary or any Significant Subsidiary (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary) or for all or substantially all of the property of the Company, any Guarantor that is not an Insignificant Subsidiary or any Significant Subsidiary (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary); or
     (iii) orders the liquidation of the Company, any Guarantor that is not an Insignificant Subsidiary or any Significant Subsidiary (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary);
     and in each case the order or decree remains unstayed and in effect for 60 days.
          The term “Bankruptcy Law” means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.
          A Default under Section 501(c) is not an Event of Default until the Trustee notifies the Company in writing, or the Holders of at least 25% in principal amount of the Securities then Outstanding notify the Company and the Trustee in writing, of the Default, and the Company does not cure the Default within 60 days (30 days in the case of a Default under Section 801, 1003, 1014 or 1015) after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” Such notice to the Company shall be given by the Trustee if so requested in writing by the Holders of 25% of the principal amount of the Securities then Outstanding.
          Section 502. Acceleration of Maturity; Rescission.
          If an Event of Default (other than an Event of Default specified in Section 501(g) or (h)) occurs and is continuing, the Trustee or the Holders of at least 25% of the principal amount of the Securities then Outstanding, voting together as a single class, by written notice to the Company and the agents, if any, under the Credit Agreement (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare all unpaid principal of and accrued interest on all the Securities to be due and payable, as specified below. Upon a declaration of acceleration, such principal and accrued interest shall be due and payable 10 days after receipt by the Company of such written notice given hereunder. If an Event of Default specified in Section 501(g) or (h) with respect to the Company occurs, the amounts described above shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Upon payment of such principal and interest, all of the Company’s obligations under the Securities and this Indenture, other than obligations under Section 606, shall terminate.

          The Holders of at least a majority in principal amount of the Securities then Outstanding, voting together as a single class, by written notice to the Trustee, may rescind an acceleration and its consequences if (i) all existing Events of Default, other than the non-payment of principal of or interest on the Securities which have become due solely because of the acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.
          Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Securities because an Event of Default specified in Section 501(d) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Securities, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.
          Notices by the Trustee to the agents under the Credit Agreement provided for herein shall be delivered or mailed to JPMorgan Chase Bank, N.A., Loan and Agency Services Group 1111 Fannin, 10th Floor, Houston, Texas 77002, Attention: Yi-Chun Kuo, Facsimile No.: (713) 750-2878 and e-mail Address: yi-chun.kuo@jpmorgan.com, with a copy to JPMorgan Chase Bank, N.A., 383 Madison Avenue, New York, New York 10179, Attention: John Kowalczuk, Facsimile No.: (212) 270-5127 and E-mail Address: john.kowalczuk@jpmorgan.com; and to any other person who hereafter becomes an agent under the Credit Agreement, provided the Trustee has been notified by the Company or the agents under the Credit Agreement of the names and mailing addresses of such persons.
          Section 503. Collection of Indebtedness and Suits for Enforcement by Trustee.
          The Company covenants that if
          (a) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or
     (b) default is made in the payment of the principal of any Security at the Maturity thereof, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest, with interest upon the overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation, reasonable expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.
          If an Event of Default occurs and is continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Holders under this Indenture by such appropriate private or judicial proceedings necessary to protect and enforce such rights.
          Section 504. Trustee May File Proofs of Claim.
          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,
     (a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and
     (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under this Indenture.
          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any proposal, plan of reorganization, arrangement, adjustment or composition or other similar arrangement affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          Section 505. Trustee May Enforce Claims Without Possession of Securities.
          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.
          Section 506. Application of Money Collected.
          Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     FIRST: To the payment of all amounts due the Trustee under this Indenture;
     SECOND: To the payment of the amounts then due and unpaid upon the Securities for principal and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest; and
     THIRD: The balance, if any, to the Company.
          Section 507. Limitation on Suits.
          No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless
     (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;
     (b) the Holders of not less than 25% in principal amount of the Securities then Outstanding, voting together as a single class, shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
     (c) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;
     (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

     (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;
it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).
          Section 508. Unconditional Right of Holders to Receive Principal and Interest.
          Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to Section 307) interest on such Security on the respective due dates expressed in such Security and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.
          Section 509. Restoration of Rights and Remedies.
          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
          Section 510. Rights and Remedies Cumulative.
          Except as provided in Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
          Section 511. Delay or Omission Not Waiver.
          No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          Section 512. Control by Holders.
          The Holders of a majority in principal amount of the Securities then Outstanding, voting together as a single class, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that
     (a) such direction shall not be in conflict with any rule of law or with this Indenture or expose the Trustee to personal liability, and
     (b) subject to the provisions of Trust Indenture Act Section 315, the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.
          Section 513. Waiver of Past Defaults.
          The Holders of a majority in principal amount of the Securities then Outstanding, voting together as a single class, may on behalf of the Holders of all the Securities waive any past Default or Event of Default hereunder and its consequences, except a Default or Event of Default
     (a) in the payment of the principal of or interest on any Security, or
     (b) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.
          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
          Section 514. Undertaking for Costs.
          All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 514 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Securities then Outstanding, voting together as a single class, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the respective Stated Maturities expressed in such Security; provided that neither this Section 514 nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.
          Section 515. Waiver of Stay, Extension or Usury Laws.
          The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE SIX
THE TRUSTEE
          Section 601. Certain Duties and Responsibilities.
          (a) Except during the continuance of an Event of Default,
     (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (ii) in the absence of willful misconduct or gross negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
          (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that
     (i) this Subsection shall not be construed to limit the effect of clause (a) of this Section 601;

     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
     (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities; and
     (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
          (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.
          Section 602. Certain Rights of Trustee.
          Subject to the provisions of Trust Indenture Act Sections 315(a) through 315(d):
     (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the board of directors of the Company may be sufficiently evidenced by a Board Resolution;
     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;
     (d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;
     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
     (h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
     (i) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;
     (j) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;
     (k) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;
     (l) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder; and
     (m) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

FORM OF INCUMBENCY CERTIFICATE
          The undersigned, ____________, being the ____________ of ____________ (the “Company”) does hereby certify that the individuals listed below are qualified and acting officers of the Company as set forth in the right column opposite their respective names and the signatures appearing in the extreme right column opposite the name of each such officer is a true specimen of the genuine signature of such officer and such individuals have the authority to execute documents to be delivered to, or upon the request of, _______________________, as Trustee (the “Trustee”) under the Indenture dated as of _________ __, 20__, by and between the Company and the Trustee.

Name	Title	Signature

          IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of the ____ day of ________, 20_.

Name:
Title:
          Section 603. Not Responsible for Recitals or Issuance of Securities.
          The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements to be made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein.
          Section 604. May Hold Securities.
          The Trustee, any Paying Agent, Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Trust Indenture Act Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

          Section 605. Money Held in Trust.
          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.
          Section 606. Compensation and Reimbursement.
          The Company agrees:
     (a) to pay to the Trustee from time to time such compensation as shall be agreed to in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
     (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall have been caused by its negligence or willful misconduct; and
     (c) to indemnify each of the Trustee or any predecessor Trustee for, and to hold it harmless against, any and all loss, damage, claim, liability or expense including taxes (other than taxes based on the income of the Trustee) incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or (whether asserted by the Company, a Guarantor, a Holder or any other Person) liability in connection with the exercise or performance of any of its powers or duties hereunder.
          As security for the performance of the obligations of the Company under this Section 606, the Trustee shall have a Lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of Holders of particular Securities.
          When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(f) or 501(g), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services shall be intended to constitute expenses of administration under any Bankruptcy Law.
          The provisions of this Section 606 shall survive the termination of this Indenture.
          Section 607. Conflicting Interests.
          The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act.

          Section 608. Corporate Trustee Required; Eligibility.
          There shall at all times be a Trustee hereunder qualified or to be qualified under Trust Indenture Act Section 310(a)(1) and which shall have a combined capital and surplus of at least $50,000,000 to the extent there is such an institution eligible and willing to serve. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, State, Territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 608, the combined capital and surplus of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 608, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
          Section 609. Resignation and Removal; Appointment of Successor.
          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 610.
          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.
          (c) The Trustee may be removed at any time by an Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the removed Trustee may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.
          (d) If at any time:
     (i) the Trustee shall fail to comply with the provisions of Trust Indenture Act Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or
     (ii) the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or
     (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (A) the Company by a Board Resolution may remove the Trustee, or (B) subject to Section 514, the Holder of any Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 610, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of the Securities and so accepted appointment, the Holder of any Security who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.
          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.
          Section 610. Acceptance of Appointment by Successor.
          Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee, provided, however, that the retiring Trustee shall continue to be entitled to the benefit of Section 606(c); but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.
          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.
          Section 611. Merger, Conversion, Consolidation or Succession to Business.
          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.
          Section 612. Preferential Collection of Claims Against Company.
          If and when the Trustee shall be or become a creditor of the Company (or any other obligor under the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).
          Section 613. Trustee’s Application for Instructions from the Company.
          Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually received such application) unless, with respect to any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.
          Section 614. Notice of Defaults.
          Within 90 days after the occurrence of any Default, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, notice of such Default hereunder actually known to a Responsible Officer of the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders; and provided further that, in the case of any default or breach of the character specified in Section 501(d), no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

ARTICLE SEVEN
HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY
          Section 701. Disclosure of Names and Addresses of Holders.
          The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.
          Every Holder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with Trust Indenture Act Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Trust Indenture Act Section 312.
          Section 702. Reports by Trustee.
          Within 60 days after May 15 of each year commencing with May 15, 2012, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15 if required by Trust Indenture Act Section 313(a).
          Section 703. Reports by Company.
          The Company shall supply without cost to each Holder, and file with the Trustee (if not otherwise filed with the Trustee pursuant to this Indenture) within 30 days after the Company is required to file the same with the Commission, copies of the annual reports and quarterly reports and of the information, documents and other reports which the Company may be required to file with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act. If the Company is not required to file with the Commission such reports and other information referred to in the immediately preceding sentence, the Company shall furnish without cost to each Holder and file with the Trustee (i) within 140 days after the end of each fiscal year, annual reports containing the information required to be contained in Items 1, 2, 3, 6, 7, 8 and 9 of Form 10-K promulgated under the Exchange Act, or substantially the same information required to be contained in comparable items of any successor form, and (ii) within 75 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports containing the information required to be contained in Form 10-Q promulgated under the Exchange Act, or substantially the same information required to be contained in any successor form. Notwithstanding the foregoing, the Company shall be deemed to have furnished such reports referred to above to the Holders and the Trustee if the Company has filed such reports with the Commission via the EDGAR filing system and such reports are publicly available; provided, however, that the trustee shall have no responsibilities whatsoever to determine whether such filing has occurred.
          At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder of a restricted note, the Company shall promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to such Holder or to a prospective purchaser of such restricted note designated by such Holder, as the case may be, in order to permit compliance by such Holder with Rule 144A under the Securities Act.
          Delivery of such reports, information and documents under this Section 703, as well as any such reports, information and documents pursuant to this Indenture, to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee shall have no responsibility or liability for the filing, timeliness or content of any report required under this Section 703 or any other reports, information and documents required under this Indenture (aside from any report that is expressly the responsibility of the Trustee subject to the terms hereof).
          The Company shall be entitled to require certification as to a person’s bona fide status as a beneficial owner or prospective investor, as applicable, prior to distributing to such person the information to be provided by the Company.
ARTICLE EIGHT
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
          Section 801. Company May Consolidate, Etc., Only on Certain Terms.
          The Company shall not consolidate or merge with or into, or sell, assign, transfer, lease, convey, or otherwise dispose of all or substantially all of its assets to, any Person, unless:
     (a) the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or disposition shall have been made, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall assume by supplemental indenture hereto all the obligations of the Company under the Securities, this Indenture and the Registration Rights Agreement;
     (b) immediately before and immediately after such transaction, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;
     (c) each Guarantor, unless such Guarantor is the Person with which the Company has entered into a transaction under this Section 801, shall have by amendment to its applicable Note Guarantee confirmed that such Note Guarantee shall apply to the obligations of the Company or the surviving Person in accordance with the Securities and this Indenture;
     (d) immediately after such transaction, and after giving effect thereto, the Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease or conveyance or disposition shall have been made (the

“successor”) would be able to incur at least $1.00 of additional Indebtedness pursuant to the Cash Flow Ratio test set forth in Section 1007(a); and
     (e) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if one is required by this Section 801, comply with this Section 801 and that all conditions precedent herein provided for relating to such transaction have been complied with.
          Cash Flow Ratio for purposes of this Section 801 shall be computed as if any such successor were the Company.
          Section 802. Successor Substituted.
          Upon any consolidation or merger, or any sale, assignment, transfer, Lease or conveyance or other disposition of all or substantially all of the assets, of the Company in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, Lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein. When a successor assumes all the obligations of its predecessor under this Indenture, the Registration Rights Agreement and the Securities, the predecessor shall be released from those obligations, provided that in the case of a transfer by Lease, the predecessor corporation shall not be released from the payment of principal and interest on the Securities.
ARTICLE NINE
SUPPLEMENTAL INDENTURES
          Section 901. Supplemental Indentures Without Consent of Holders.
          Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto in form satisfactory to the Trustee, for any of the following purposes:
     (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities;
     (b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein or in the Securities conferred upon the Company;
     (c) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture;

provided that, in each case, such provisions shall not adversely affect the interests of the Holders in any material respect;
     (d) to secure the Securities, if the Company so elects;
     (e) to make any changes necessary to qualify this Indenture under the Trust Indenture Act in connection with the Exchange Offer or the Shelf Registration Statement; or
     (f) to make any other change that does not adversely affect the rights of any Holder.
          Section 902. Supplemental Indentures with Consent of Holders.
          With the consent of the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding, voting together as a single class, by Act of such Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of waiving or modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture, amendment or waiver shall, without the consent of the Holder of each Outstanding Security affected thereby:
     (a) change the Stated Maturity of, the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon, or change the coin or currency in which the principal of any Security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof; or
     (b) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or
     (c) amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 1015 after such Change of Control has occurred, including amending, changing or modifying any definition relating thereto; or
     (d) reduce the percentage in principal amount of the Outstanding Securities the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or
     (e) modify any of the provisions of this Section 902 or Section 513, except to increase the percentage in principal amount of the Outstanding Securities the consent of whose Holders is required for the relevant action or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

          It shall not be necessary for any Act of Holders under this Section 902 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
          Section 903. Execution of Supplemental Indentures.
          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and (subject to Trust Indenture Act Section 315(a) through 315(d) and Section 602 hereof) shall be fully protected in relying upon, an Opinion of Counsel and Officers’ Certificate, each stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
          Section 904. Effect of Supplemental Indentures.
          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
          Section 905. Conformity with Trust Indenture Act.
          Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.
          Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.
          The following Trust Indenture Act terms used in this Indenture have the following meanings:
          “indenture trustee” or “institutional trustee” means the Trustee; and
          “obligor” on the Securities and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Securities and the Note Guarantees, respectively.
          All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule under the Trust Indenture Act have the meanings so assigned to them.
          Section 906. Reference in Securities to Supplemental Indentures.
          Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.
ARTICLE TEN
COVENANTS
          Section 1001. Payment of Principal and Interest.
          The Company shall duly and punctually pay the principal of and interest on the Securities in accordance with the terms of the Securities and this Indenture.
          Section 1002. Maintenance of Office or Agency.
          The Company shall maintain, in The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. If the Corporate Trust Office is located in New York City, then it shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
          The Company may from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.
          Section 1003. Money for Security Payments to Be Held in Trust.
          If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal of or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.
          Whenever the Company shall have one or more Paying Agents for the Securities, it shall, on or before each due date of the principal of or interest on any Securities, deposit with a Paying Agent a sum in same day funds (or New York Clearing House funds if such deposit is made prior to the date on which such deposit is required to be made) sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of such action or any failure so to act.
          The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 1003, that such Paying Agent shall:
     (a) hold all sums held by it for the payment of the principal of or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
     (b) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal or interest; and
     (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on Company Request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.
          Section 1004. Corporate Existence.
          Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each Restricted Subsidiary and the corporate rights (charter and statutory), corporate licenses and corporate franchises of the Company and its Restricted Subsidiaries, except where a failure to do so, singly or in the aggregate, is not likely to have a materially adverse effect upon the business, assets, financial condition or results of operations of the Company and the Restricted Subsidiaries taken as a whole determined on a consolidated basis in accordance with GAAP; provided that the Company shall not be required to preserve any such existence (except of the Company), right, license or franchise if the Company or the Restricted Subsidiary concerned shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Restricted Subsidiary and that the loss thereof is not disadvantageous in any material respect to the Holders.
          Section 1005. Payment of Taxes and Other Claims.
          The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Company or any of its Subsidiaries and (b) all material lawful claims for labor, materials and supplies, which, if unpaid, might by law become a Lien upon the property of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.
          Section 1006. Maintenance of Properties.
          The Company shall cause all material properties owned by or leased to it or any Restricted Subsidiary and necessary in the conduct of its business or the business of such Restricted Subsidiary to be maintained and kept in normal condition, repair and working order, ordinary wear and tear excepted; provided that nothing in this Section 1006 shall prevent the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company or the Restricted Subsidiary concerned, or of any officer (or other agent employed by the Company or any Restricted Subsidiary) of the Company or such Restricted Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Restricted Subsidiary and if such discontinuance or disposal is not adverse in any material respect to the Holders.
          The Company shall provide or cause to be provided, for itself and any Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties in the same general areas in which the Company or such Restricted Subsidiaries operate.
          Section 1007. Limitation on Indebtedness.
          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness (other than Indebtedness between or among any of the Company and its Restricted Subsidiaries) unless, after giving effect thereto, the Cash Flow Ratio shall be less than or equal to 7.0 to 1.
          (b) So long as no Default would be caused thereby, this Section 1007 shall not prohibit the incurrence of any of the following (collectively, “Permitted Debt”):
(1)	the incurrence at any time by the Company of Indebtedness under Credit Facilities (and the incurrence by Restricted Subsidiaries of Guarantees thereof) in an aggregate principal amount at any one time outstanding pursuant to this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $2,225.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any Restricted Subsidiary to permanently repay any such Indebtedness pursuant to mandatory prepayment requirements of the instruments or agreements governing such Indebtedness;
(2)	the incurrence of Existing Indebtedness;
(3)	the incurrence by the Company and the Guarantors of Indebtedness represented by the Initial Securities and the related Note Guarantees and the Exchange Securities in respect of such Initial Securities and the Note Guarantees of such Exchange Securities;
(4)	the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary for fixed or capital assets, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $75.0 million at any time outstanding;
(5)	the incurrence by the Company or any Restricted Subsidiary of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted to be incurred under Section 1007(a) or clauses (2), (3), (4), (5), (10) or (18) of this Section 1007(b);
(6)	the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness owing to and held by the Company or any of its Restricted Subsidiaries; provided, however, that:
(a) if the Company or any Guarantor is the obligor on such Indebtedness and such Indebtedness is held by a Person that is not the Company or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities, in the case of the Company, or the Note Guarantee, in the case of a Guarantor;
(b) Indebtedness owed to the Company or any Guarantor must be evidenced by an unsubordinated promissory note, unless the obligor under such Indebtedness is the Company or a Guarantor; and

(c) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being owed to a Person other than the Company or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);
(7)	the issuance of shares of Preferred Stock by any of the Company’s Restricted Subsidiaries to the Company or to a Guarantor; provided that (i) any subsequent issuance or transfer of any Equity Interests that results in such Preferred Stock being held by a Person other than the Company or a Guarantor and (ii) any sale or other transfer of any such Preferred Stock to a Person that is not either the Company or a Guarantor shall be deemed, in each case, to constitute an issuance of such shares of Preferred Stock that was not permitted by this clause (7);
(8)	the Note Guarantee by the Company or any of the Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this Section 1007;
(9)	the incurrence of Monetization Indebtedness;
(10)	the incurrence of Acquired Indebtedness (other than Indebtedness incurred in contemplation of, or in connection with, the transaction or series of related transactions pursuant to which such Person is acquired by or otherwise merged into or consolidated with the Company or any Restricted Subsidiary); provided that after giving effect to such transaction, either
(a) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Cash Flow Ratio test set forth in Section 1007(a), or
(b) the Cash Flow Ratio of the Company and its Restricted Subsidiaries would be no higher as a result of such transaction;
(11)	the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness to the extent the net proceeds thereof are promptly deposited to satisfy and discharge this Indenture as described in Section 401;
(12)	Indebtedness of the Company or any Restricted Subsidiary (i) in connection with surety, performance, appeal or similar bonds, completion guarantees, or similar instruments entered into in the ordinary course of business or from letters of credit or other obligations in respect of property, casualty or liability insurance, self-insurance, workers’ compensation obligations or similar arrangements and (ii) consisting of the financing of insurance premiums or take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business;
(13)	Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts such amount need not be inadvertent) drawn against insufficient funds in the ordinary course of business;
(14)	Indebtedness of the Company or any Restricted Subsidiary arising from agreements for indemnification, earnouts or purchase price adjustment obligations or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligation of the Company or a Restricted Subsidiary pursuant to such an agreement, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or properties;
(15)	cash management obligations and Indebtedness incurred in respect of netting services, overdraft protection and similar arrangements;
(16)	Indebtedness consisting of obligations under deferred compensation, earn-out or other similar arrangements incurred by the Company or any Restricted Subsidiary in connection with the Transactions or any acquisition not prohibited by this Indenture;
(17)	Indebtedness under Hedging Obligations; provided that such contracts are not entered into for speculative purposes; or
(18)	the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (18), not to exceed $200.0 million.
          For purposes of determining compliance with this Section 1007, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (18) above, or is entitled to be incurred pursuant to Section 1007(a), the Company shall be permitted to classify at the time of its incurrence such item of Indebtedness in any manner that complies with this Section 1007. Indebtedness under the Credit Agreement outstanding on the date on which Securities are first issued under this Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of Section 1007(b). In addition, (A) any Indebtedness originally classified as incurred pursuant to clauses (1) through (18) above may later be reclassified by the Company such that it shall be deemed as having been incurred pursuant to another of such clauses to the extent that such reclassified Indebtedness could be incurred pursuant to such new clause at the time of such reclassification and (B) any Indebtedness originally classified as incurred pursuant to Section 1007(a), or pursuant to Section 1007(b) (2) through (18) may later be reclassified by the Company such that it shall be deemed as having been incurred pursuant to Section 1007(a) or pursuant to another of such clauses to the extent that such reclassified Indebtedness could be incurred pursuant to Section 1007(a) or such new clause at the time of such reclassification.
          Notwithstanding any other provision of this Section 1007:
(A)	the maximum amount of Indebtedness that may be incurred pursuant to this Section 1007 shall not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies or changes in GAAP;

(B)	any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary shall be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary;

(C)	neither the accrual of interest nor the accretion of original issue discount (to the extent provided for when the Indebtedness on which such interest is paid was originally issued) shall be considered an incurrence of Indebtedness; as applicable; and

(D)	the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock (to the extent provided for when the Indebtedness, Disqualified Stock or Preferred Stock on which such interest or dividend is paid was originally issued) shall not be considered an incurrence of Indebtedness.
          The Company shall not incur any Indebtedness that is subordinate or junior in right of payment to any other Indebtedness of the Company unless it is subordinate in right of payment to the Securities to the same extent. No Guarantor shall incur any Indebtedness that is subordinate or junior in right of payment to any other Indebtedness of such Guarantor unless it is subordinate in right of payment to such Guarantor’s Note Guarantee to the same extent. For purposes of the foregoing, no Indebtedness shall be deemed to be subordinated in right of payment to any other Indebtedness of the Company or any Guarantor, as applicable, solely by virtue of being unsecured or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.
          Section 1008. Limitation on Liens.
          The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind, except for Permitted Liens, on or with respect to any of its property or assets, whether owned at the date of this

Indenture or thereafter acquired, unless (x) in the case of any Lien securing Indebtedness that is subordinated in right of payment to the Securities, the Securities are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien and (y) in the case of any other Lien, the Securities are equally and ratably secured.
          Section 1009. Limitation on Restricted Payments.
          (a) Except as otherwise provided in this Section 1009, the Company shall not, and shall not permit any Restricted Subsidiary to, make any Restricted Payment if (1) at the time of such proposed Restricted Payment, a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence of such Restricted Payment, (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been prohibited from incurring at least $1.00 of additional Indebtedness pursuant to the Cash Flow Ratio test in Section 1007(a) or (3) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments that shall have been made since the date of this Indenture would exceed the sum of $100.0 million plus an amount equal to the difference between (i) the Cumulative Cash Flow Credit and (ii) 1.4 multiplied by Cumulative Interest Expense.
          For purposes of this Section 1009, the amount of any Restricted Payment, if other than cash, shall be based upon Fair Market Value.
          (b) The foregoing provisions of this Section 1009 shall not prevent:
(1)	the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment complied with the foregoing provisions of this Section 1009;
(2)	Permitted Affiliate Payments;
(3)	the retirement, redemption, purchase, defeasance or other acquisition of any shares of the Company’s Capital Stock or warrants, rights or options to acquire Capital Stock of the Company, in exchange for, or out of the proceeds of a sale (within one year before or 180 days after such retirement, redemption, purchase, defeasance or other acquisition) of, other shares of the Company’s Capital Stock or warrants, rights or options to acquire Capital Stock of the Company;
(4)	the payment of any dividend by a Restricted Subsidiary to the holders of its common Equity Interests on a pro rata basis;
(5)	repurchases of Equity Interests in a cashless transaction deemed to occur upon exercise or vesting of restricted stock, stock options or warrants;
(6)	the direct or indirect payment by the Company or a Restricted Subsidiary to redeem, purchase, repay, defease or otherwise acquire or retire for value the Indebtedness of Rainbow National Services, LLC existing prior to the date of this Indenture;

(7)	the payment of cash in lieu of the issuance of fractional shares or scrip in connection with the exercise of warrants, options or other securities convertible into or exercisable for Capital Stock of the Company;
(8)	the repurchase, retirement or other acquisition or retirement for value of Capital Stock of the Company held by any future, present or former employee or director of the Company or any of its Restricted Subsidiaries or the estate, heirs or legatees of, or any entity controlled by, any such employee or director, pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement in connection with the termination of such person’s employment for any reason (including by reason of death or disability); provided, however, that the aggregate Restricted Payments made under this clause (8) does not exceed in any calendar year the sum of (A) $1.5 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $5.0 million in any calendar year) and (B) the cash proceeds of key man life insurance policies on the life of any such person received by the Company and its Restricted Subsidiaries after the date of this Indenture; and
(9)	Restricted Payments made in connection with the Transactions as described in this offering memorandum.
          For purposes of determining the aggregate permissible amount of Restricted Payments in accordance with clause (3) of Section 1009(a), all amounts expended pursuant to Section 1009(b)(1) shall be included and all amounts expended or received pursuant to Sections 1009(b)(2) through (9) shall be excluded; provided, however, that amounts paid pursuant to Section 1009(b)(1) shall be included only to the extent that such amounts were not previously included in calculating Restricted Payments.
          If the Company or a Restricted Subsidiary makes a Restricted Payment that at the time of the making of such Restricted Payment, would be in the Company’s good faith determination permitted under the requirements of this Section 1009, such Restricted Payment shall be deemed to have been made in compliance with this Section 1009 notwithstanding any subsequent adjustments made in good faith to the Company’s financial statements affecting the calculations set forth above for any period.
          For the purposes of this Section 1009, the net proceeds from the issuance of shares of the Company’s Capital Stock upon conversion of Indebtedness shall be deemed to be an amount equal to the accreted value of such Indebtedness on the date of such conversion and the additional consideration, if any, the Company receives upon such conversion, minus any cash payment on account of fractional shares (such consideration, if in property other than cash, to be determined by the Company’s board of directors, whose good faith determination shall be conclusive).

          Section 1010. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
(1)	pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to the Company or any of its Restricted Subsidiaries or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;
(2)	make loans or advances to the Company or any of its Restricted Subsidiaries; or
(3)	transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.
(b)	The restrictions set forth in Section 1010(a) shall not apply to encumbrances or restrictions:
(1)	existing under, by reason of or with respect to the Credit Agreement, Existing Indebtedness or any other agreements in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided, that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, than those contained in the Credit Agreement, Existing Indebtedness or such other agreements, as the case may be, as in effect on the date of this Indenture;
(2)	set forth in this Indenture, the Securities and the Note Guarantees;
(3)	existing under, by reason of or with respect to applicable law, rule, regulation or order;
(4)	with respect to any Person or the property or assets of a Person acquired by the Company or any of its Restricted Subsidiaries existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided, that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements, or refinancings are not materially more restrictive, taken as a whole, than those in effect on the date of the acquisition;
(5)	in the case of Section 1010(a)(3):
(A)	that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

(B)	existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary thereof not otherwise prohibited by this Indenture; or

(C)	arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, materially detract from the value of property or assets of the Company or any Restricted Subsidiary thereof;
(6)	existing under, by reason of or with respect to any agreement for the sale or other disposition of all or substantially all of the Capital Stock of, or property and assets of, a Restricted Subsidiary that restrict distributions by that Restricted Subsidiary pending such sale or other disposition;
(7)	restrictions on cash or other deposits or net worth imposed by customers or lessors or required by insurance, surety or bonding companies, in each case, under contracts, leases or other agreements entered into in the ordinary course of business; and
(8)	existing under, by reason of or with respect to customary supermajority voting provisions and customary provisions with respect to the disposition or distribution of assets or property, in each case contained in joint venture, partnership, or limited liability company agreements.
          Section 1011. Transactions with Affiliates.
          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, effect any transaction with any Affiliate of the Company that is not a Restricted Subsidiary, having a value, or for consideration having a value, in excess of $20.0 million unless the Company’s or such Restricted Subsidiary’s board of directors (or the person duly authorized to perform similar functions) shall make a good faith determination that the terms of such transaction are, taken as a whole, no less favorable to the Company or such Restricted Subsidiary, as the case may be than would at the time be obtainable for a comparable transaction in arms-length dealing with an unrelated third party; provided, however, that this provision shall not apply to:
(1)	overhead and other ordinary course allocations of costs and services on a reasonable basis;

(2)	allocations of tax liabilities and other tax-related items among the Company and its Affiliates based principally upon the financial income, taxable income, credits and other amounts directly related to the respective parties, to the extent that the share of such liabilities and other items allocable to the Company and its Restricted Subsidiaries shall not exceed the amount that such Persons would have been responsible for as a direct taxpayer;
(3)	Permitted Investments and Restricted Payments permitted under Section 1009;
(4)	matters described in or contemplated by the Form 10 of the Company, as amended or modified from time to time, or other reports filed by the Company with the Commission;
(5)	contracts or arrangements between the Company and/or any of its Subsidiaries and any of its Affiliates regarding coordination and/or joint defense of any litigation or any other action, suit, proceeding, claim or dispute before any courts, arbitrators or governmental authority;
(6)	contracts or arrangements to sell or buy advertising between the Company and/or any of its Subsidiaries and any of its Affiliates;
(7)	affiliation agreements or arrangements between the Company and/or its Subsidiaries and any of its Affiliates;
(8)	contracts or arrangements entered into in the ordinary course of business providing for the acquisition or provision of goods or services (including guarantees otherwise permissible under any Credit Facility, leases or licenses of property, equipment, facilities and other real or personal property) (i) between the Company or any of its Restricted Subsidiaries and any Unrestricted Subsidiary or (ii) under which the Company or any of its Restricted Subsidiaries may be jointly and severally liable with any of its Unrestricted Subsidiaries as to which costs are allocated based on cost, usage or other reasonable method of allocation (or are otherwise immaterial);
(9)	contracts or arrangements between the Company and/or any of its Subsidiaries and any Affiliates regarding transponder usage rights;
(10)	film and/or content programming allocation contracts or arrangements between the Company and/or any of its Restricted Subsidiaries and any Unrestricted Subsidiary;
(11)	contracts or arrangements between the Company and/or any of its Restricted Subsidiaries and any Unrestricted Subsidiary regarding the use of intellectual property;

(12)	contracts or arrangements between the Company and/or any of its Restricted Subsidiaries and any Unrestricted Subsidiary for the purpose of securing (a) production and product related arrangements or (b) arrangements for the compensation of talent through third-party intermediaries;
(13)	the Distribution Transaction Agreements (as defined in the Credit Agreement);
(14)	contracts or arrangements between Company and/or any of its Subsidiaries and any of its Affiliates approved in accordance with the Company’s policies that are not otherwise included in or contemplated by any of the foregoing items;
(15)	contracts or arrangements between Company and/or any of its Subsidiaries and any Dolan Family Interests approved in accordance with the Company’s policies that are not otherwise included in or contemplated by any of the foregoing items; and
(16)	amendments, modifications, renewals or replacements from time to time of any of the contracts, arrangements, leases, services or other matters referred to or contemplated by any of the foregoing items.
          Section 1012. Designation of Restricted and Unrestricted Subsidiaries.
          (a) Unless designated as an Unrestricted Subsidiary, each newly acquired or created Subsidiary or a Restricted Subsidiary shall be a Restricted Subsidiary. Any Restricted Subsidiary may be designated by the Company as an Unrestricted Subsidiary; provided that:
(1)	any Guarantee by the Company or any Restricted Subsidiary thereof of any Indebtedness of the Subsidiary being so designated shall be deemed to be an incurrence of Indebtedness by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such incurrence of Indebtedness would be permitted under Section 1007;
(2)	the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of such Subsidiary) shall be deemed to be a Restricted Investment made as of the time of such designation and that such Investment would be permitted under Section 1009;
(3)	such Subsidiary does not hold any Liens (other than Permitted Liens) on any property of the Company or any Restricted Subsidiary thereof;

(4)	the Subsidiary being so designated:
(a)	is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company unless the Company and the Restricted Subsidiaries would have been permitted to be a party to such agreement, contract, arrangement or understanding under Section 1011;

(b)	is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(c)	has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, except to the extent such Guarantee or credit support would be released upon such designation; and
(5)	no Default or Event of Default would be in existence following such designation.
          (b) Any designation of a Restricted Subsidiary as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by this Indenture. If, at any time, any Unrestricted Subsidiary would fail to meet any of the preceding requirements described in Section 1012(a)(4) above and such failure continues for a period of 90 days, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness, Investments, or Liens on the property, of such Subsidiary shall be deemed to be incurred or made by a Restricted Subsidiary as of such date and, if such Indebtedness, Investments or Liens are not permitted to be incurred or made as of such date under this Indenture, the Company shall be in violation of this Section 1012.
          (c) The Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:
(1)	such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under Section 1007, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable four-quarter reference period;

(2)	all outstanding Investments owned by such Unrestricted Subsidiary shall be deemed to be made as of the time of such designation and such Investments shall only be permitted if such Investments would be permitted under Section 1009;
(3)	all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under Section 1008; and
(4)	no Default or Event of Default would be in existence following such designation.
          Section 1013. Guarantees.
          (a) The Company shall not permit any of its Restricted Subsidiaries (other than any Insignificant Subsidiary), directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company or any of the Company’s other Restricted Subsidiaries unless such Restricted Subsidiary (x) is a Guarantor under this Indenture or (y) becomes a Guarantor under this Indenture and simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Securities by such Restricted Subsidiary, provided that such Guarantee shall be senior to or pari passu with such Subsidiary’s Guarantee of such other Indebtedness. In addition, in the event that any Restricted Subsidiary that is an Insignificant Subsidiary ceases to be an Insignificant Subsidiary, then such Restricted Subsidiary must become a Guarantor and execute a supplemental indenture and, if requested, deliver an opinion of counsel to the Trustee.
          (b) A Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, provided that immediately after giving effect to that transaction, no Default or Event of Default exists.
          (c) The Note Guarantee of a Guarantor shall be released:
(1)	in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary, if the sale of all such Capital Stock of that Guarantor complies with Section 1014;
(2)	if the Company properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary under this Indenture; or
(3)	upon the release or discharge of the Guarantee (including the Guarantee under the Credit Agreement) which resulted in the creation of such Note Guarantee pursuant to this Section 1013 (except a discharge or release by or as a result of payment under such Guarantee); provided that such Guarantor does not have any preferred stock outstanding at such time that is not held by the Company or any Guarantor.

          Section 1014. Asset Sales.
          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
(1)	the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; provided that this clause (1) shall not apply to an Asset Sale resulting solely from a foreclosure or sale by a third party upon assets or property subject to a Lien not prohibited by this Indenture;
(2)	where such Fair Market Value exceeds $50.0 million, the Company’s determination of such Fair Market Value is set forth in an Officers’ Certificate delivered to the Trustee; and
(3)	at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination thereof. For purposes of this provision, each of the following shall be deemed to be Cash Equivalents:
A.	any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet, or would be shown on the Company’s or such Restricted Subsidiary’s balance sheet on the date of such Asset Sale) of the Company or any Restricted Subsidiary (other than contingent liabilities, Indebtedness that is by its terms subordinated to the Securities or any Note Guarantee and liabilities to the extent owed to the Company or any Affiliate of the Company) that are assumed by the transferee of any such assets pursuant to a written agreement that releases the Company or such Restricted Subsidiary from further liability therefor; and

B.	any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted (including by way of any Monetization Transaction) by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion) within 180 days of such Asset Sale.
          (b) The Company or any of its Restricted Subsidiaries may use the Net Proceeds of any Asset Sale in any manner that is not prohibited by this Indenture.
          Section 1015. Offer to Repurchase upon a Change of Control.
          (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder’s Securities pursuant to the offer described below (the “Change of Control Offer”) at a repurchase price in cash (the “Change of Control Payment”) equal to 101%

of the aggregate principal amount of Securities repurchased, plus accrued and unpaid interest thereon to the Change of Control Payment Date (as defined below).
          (b) Within 60 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Securities outstanding on a date (the “Change of Control Payment Date”) specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed.
          (c) On the Change of Control Payment Date, the Company shall, to the extent lawful:
(1)	accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer;
(2)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered; and
(3)	deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company.
          (d) The Paying Agent shall promptly mail or wire transfer to each Holder of Securities so tendered the Change of Control Payment for such Securities, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
          (e) This Section 1015 shall be applicable regardless of whether any other provisions of this Indenture are applicable, so long as any Securities are outstanding. Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders of the Securities to require that the Company repurchase or redeem the Securities in the event of a takeover, recapitalization or similar transaction.
          (f) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with this Section 1015, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the Change of Control provisions of this Indenture by virtue of such compliance.
          (g) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 1015 applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

          Section 1016. Suspension of Covenants Upon Investment Grade Ratings.
          (a) During any period of time that the Securities maintain an Investment Grade Rating from both Rating Agencies and no Default or Event of Default shall have occurred and be continuing (the foregoing conditions being referred to collectively as the “Suspension Condition”), the Company and its Restricted Subsidiaries shall not be subject to Sections 801(b), 801(d), 1007, 1009, 1010, 1011, 1017 and 1108 (collectively, the “Suspended Covenants”).
          (b) If the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants with respect to the Securities for any period of time as a result of the foregoing and, subsequently, one or both Rating Agencies withdraw their Investment Grade Rating or downgrade the Investment Grade Rating assigned to the Securities such that the Securities no longer have an Investment Grade Rating from both Rating Agencies, then the Company and each of its Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants. Compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal or downgrade shall be calculated in accordance with Section 1009 as if such covenant had been in effect during the entire period of time from the date of this Indenture.
          Section 1017. Limitation on Issuances and Sales of Equity Interests in Restricted Subsidiaries.
          The Company shall not transfer, convey, sell, lease or otherwise dispose of, and shall not permit any of its Restricted Subsidiaries to issue, transfer, convey, sell, lease or otherwise dispose of, any Equity Interests in any Restricted Subsidiary to any Person (other than the Company or a Restricted Subsidiary or shares of its Capital Stock constituting directors’ qualifying shares or issuances of shares of Capital Stock of foreign Restricted Subsidiaries to foreign nationals, to the extent required by applicable law), except:
          (a) if, immediately after giving effect to such issuance, transfer, conveyance, sale, lease or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 1009 if made on the date of such issuance or sale; or
          (b) sales of Equity Interests of a Restricted Subsidiary by the Company or a Restricted Subsidiary.
          Section 1018. [RESERVED].
          Section 1019. Statement as to Compliance.
          The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year ending after December 31, 2011, a brief certificate of its principal executive officer, principal financial officer or principal accounting officer stating whether, to such officer’s knowledge, the Company is in compliance with all covenants and conditions under this Indenture. For purposes of this Section 1019, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

          Section 1020. Waiver of Certain Covenants.
          The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 1007 through 1017 if, before or after the time for such compliance, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by Act of such Holders, waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.
          Section 1021. Statement by Officers as to Default.
          The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.
ARTICLE ELEVEN
REDEMPTION OF SECURITIES
          Section 1101. Notices to Trustee.
          If the Company elects to redeem Securities pursuant to the optional redemption provisions of Section 1107 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a Redemption Date, an Officers’ Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Securities to be redeemed and (iv) the Redemption Price.
          Section 1102. Selection of Securities to Be Redeemed.
          (a) If less than all of the Securities are to be redeemed at any time, the Trustee shall select the Securities to be redeemed among the Holders of the Securities in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Securities to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Securities not previously called for redemption.
          (b) The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount at maturity thereof to be redeemed. No Securities in amounts of $2,000 or less shall be redeemed in part. Securities and portions of Securities selected for redemption shall be in amounts of $1,000 or integral multiples thereof; provided that the unredeemed portion of Securities held by a Holder after giving effect to the redemption shall not be in an amount of less than $2,000; and provided further that if all of the Securities of a Holder are to be redeemed, the entire outstanding amount of Securities held by such Holder, even if not $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.
          Section 1103. Notice of Redemption.
          (a) At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Securities are to be redeemed at its registered address.
          The notice shall identify the Securities (including the CUSIP or ISIN numbers) to be redeemed and shall state:
     (i) the Redemption Date;
     (ii) if any Security is being redeemed in part, the portion of the principal amount at maturity of such Security to be redeemed and that, after the Redemption Date upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion of the original Security shall be issued in the name of the Holder thereof upon cancellation of the original Security;
     (iii) the name and address of the Paying Agent;
     (iv) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and become due on the date fixed for redemption;
     (v) that, unless the Company defaults in making such redemption payment, interest, if any, on Securities called for redemption ceases to accrue on and after the Redemption Date; and
     (vi) that no representation is made as to the correctness or accuracy of the ISIN or CUSIP number, if any, listed in such notice or printed on the Securities.
          (b) At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 35 days prior to the Redemption Date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. The notice, if mailed in the manner provided herein shall be presumed to have been given, whether or not the Holder receives such notice.
          Section 1104. Effect of Notice of Redemption.
          A notice of redemption may be conditional. Once notice of redemption is mailed in accordance with Section 1103 hereof, provided that any conditions to such redemption are satisfied, Securities called for redemption shall become irrevocably due and payable on the Redemption Date at the Redemption Price.

          Section 1105. Deposit of Redemption Price.
          (a) Not later than 11:00 am on the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the Redemption Price of and accrued interest and Liquidated Damages, if any, on all Securities to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the Redemption Price of, and accrued interest and Liquidated Damages, if any, on, all Securities to be redeemed.
          (b) If the Company complies with the provisions of the preceding paragraph, on and after the Redemption Date, interest shall cease to accrue on the Securities or the portions of Securities called for redemption. If a Security is redeemed on or after a Regular Record Date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such Regular Record Date. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 1001 hereof.
          Section 1106. Securities Redeemed in Part.
          Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Security equal in principal amount to the unredeemed portion of the Security surrendered. No Securities in denominations of $2,000 or less shall be redeemed in part.
          Section 1107. Optional Redemption.
          (a) On or after July 15, 2016, the Company may redeem Securities, at its option in whole or in part at any time and from time to time, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, to the applicable Redemption Date, if redeemed during the twelve month period beginning on July 15 of the years indicated below:

Year	Percentage
2016	103.875%
2017	102.583%
2018	101.292%
2019 and thereafter	100.000%

(b)	Each redemption price provided for in this Section 1107 shall be referred to herein as the “Redemption Price”. Any redemption pursuant to this Section 1107 shall be made pursuant to the provisions of Sections 1101 through 1106 hereof.

          Section 1108. Repurchase at the Option of Holders.
          In the event that, pursuant to Section 1015, the Company shall be required to commence an offer to all Holders to purchase all or a portion of their respective Securities (a “Repurchase Offer”), they shall follow the procedures specified in such Sections and, to the extent not inconsistent therewith, the procedures specified below.
          The Repurchase Offer shall remain open for a period of no less than 30 days and no more than 60 days following its commencement, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the principal amount of Securities required to be purchased pursuant to 1015 hereof (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Securities tendered in response to the Repurchase Offer. Payment for any Securities so purchased shall be made in the same manner as interest payments are made.
          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Securities pursuant to the Repurchase Offer.
          Upon the commencement of a Repurchase Offer, the Company shall send, by first class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Repurchase Offer, shall state:
     (i) that the Repurchase Offer is being made pursuant to this Section 1108 and Section 1015 hereof, and the length of time the Repurchase Offer shall remain open;
     (ii) the Offer Amount, the purchase price and the Purchase Date;
     (iii) that any Security not tendered or accepted for payment shall continue to accrue interest;
     (iv) that, unless the Company defaults in making such payment, any Security (or portion thereof) accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Purchase Date;
     (v) that Holders electing to have a Security purchased pursuant to a Repurchase Offer may elect to have Securities purchased in integral multiples of $2,000 only and integral multiples of $1,000 in excess thereof;
     (vi) that Holders electing to have a Security purchased pursuant to any Repurchase Offer shall be required to surrender the Security, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Security completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the

Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;
     (vii) that Holders shall be entitled to withdraw their election if the Company, a depositary, if appointed by the Company, or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;
     (viii) that, if the aggregate amount of Securities surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Securities in denominations of $2,000, or integral multiples of $1,000 in excess thereof, shall be purchased); and
     (ix) that Holders whose Securities were purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered (or transferred by book-entry transfer).
          On the Purchase Date, the Company shall, to the extent lawful accept for payment on a pro rata basis to the extent necessary, the Offer Amount of Securities (or portions thereof) tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Securities tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Securities (or portions thereof) were accepted for payment by the Company in accordance with the terms of this Section 1108. The Company, a depositary, if appointed by the Company, or the Paying Agent, as the case may be, shall promptly (but in any case not later than three days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of Securities tendered by such Holder, as the case may be, and accepted by the Company for purchase, and the Company shall promptly issue a new Security. The Trustee, upon written request from the Company shall authenticate and mail or deliver such new Security to such Holder, in a principal amount at maturity equal to any unpurchased portion of the Security surrendered. Any Security not so accepted shall be promptly mailed or delivered by the Company to the respective Holder thereof. The Company shall publicly announce the results of the Repurchase Offer on the Purchase Date.
          The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Securities pursuant to a Repurchase Offer. To the extent that the provisions of any securities laws or regulations conflict with 1015 or 1108, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under 1015 or 1108 by virtue of such compliance.

ARTICLE TWELVE
NOTE GUARANTEES
          Section 1201. Note Guarantee.
          (a) Subject to this Article Twelve, each of the Guarantors hereby, jointly and severally, and fully and unconditionally, guarantees to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of, this Indenture, the Securities or the obligations of the Company hereunder or thereunder, that: (i) the principal of, premium, if any, and interest on the Securities shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Securities, if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same shall be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
          (b) The Guarantors hereby agree that, to the maximum extent permitted under applicable law, their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Subject to Section 507, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities and this Indenture.
          (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantors, any amount paid by any of them to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
          (d) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.
          Section 1202. Limitation on Guarantor Liability.
          Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute (i) a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to its Note Guarantee or (ii) an unlawful distribution under any applicable state law prohibiting shareholder distributions by an insolvent subsidiary to the extent applicable to its Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or this Article Twelve, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance or such an unlawful shareholder distribution.
          Section 1203. Execution and Delivery of Note Guarantee.
          (a) To evidence its Note Guarantee set forth in Section 1201, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form included in Exhibit B shall be endorsed by an Officer or member of such Guarantor by manual or facsimile signature on each Security authenticated and delivered by the Trustee.
          (b) Each Guarantor hereby agrees that its Note Guarantee set forth in Section 1201 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Note Guarantee.
          (c) If an Officer or member of a Guarantor whose signature is on a Note Guarantee no longer holds that office at the time the Trustee authenticates the Security on which a Note Guarantee is endorsed, such Note Guarantee shall be valid nevertheless.
          (d) The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.
          (e) If required by Section 1013, the Company shall cause such Subsidiaries to execute supplemental indentures to this Indenture and notations of Note Guarantee in accordance with Section 1013 and this Article Twelve, to the extent applicable.
* * * * *

          This Indenture may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Indenture.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

AMC NETWORKS INC.
By:	/s/ Joshua Sapan
Name: Joshua Sapan
Title: Authorized Signatory

11 PENN TV, LLC
AMC FILM HOLDINGS LLC
AMC TELEVISION PRODUCTIONS LLC
AMERICAN MOVIE CLASSICS COMPANY LLC
AMERICAN MOVIE CLASSICS IV HOLDING CORPORATION
CASSIDY HOLDINGS, INC.
DIGITAL STORE LLC
IFC ENTERTAINMENT HOLDINGS LLC
IFC ENTERTAINMENT LLC
IFC FILMS LLC
IFC IN THEATERS LLC
IFC PRODUCTIONS I L.L.C.
IFC THEATRES CONCESSIONS LLC
IFC THEATRES, LLC
LS VOD COMPANY LLC
LS VOD HOLDINGS LLC
RAINBOW DBS COMPANY LLC
RAINBOW DBS HOLDINGS, INC.
RAINBOW FILM HOLDINGS LLC
RAINBOW MEDIA ENTERPRISES, INC.
RAINBOW MEDIA GLOBAL LLC
RAINBOW MEDIA HOLDINGS LLC
RAINBOW NATIONAL SERVICES LLC
RAINBOW NATIONAL SPORTS HOLDINGS LLC
RAINBOW NETWORK COMMUNICATIONS
RAINBOW PROGRAMMING HOLDINGS LLC
RMH GE HOLDINGS I, INC.
RMH GE HOLDINGS II, INC.
RMH GE HOLDINGS III, INC.
RNC HOLDING CORPORATION
RNC II HOLDING CORPORATION
RNS CO-ISSUER CORPORATION
SELECTS VOD LLC
SPORTS ON DEMAND LLC
SUNDANCE CHANNEL ASIA LLC
SUNDANCE CHANNEL EUROPE LLC

AMC Networks Inc. – Indenture

SUNDANCE CHANNEL L.L.C. THE INDEPENDENT FILM CHANNEL LLC TWD PRODUCTIONS II LLC TWD PRODUCTIONS LLC WE TV ASIA LLC WE: WOMEN’S ENTERTAINMENT LLC WEDDING CENTRAL LLC

By:	/s/ Joshua Sapan
Name: Joshua Sapan
Title: Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ John J. Doherty
Name: John J. Doherty
Title: Vice President

EXHIBIT A
RESTRICTED SUBSIDIARIES

11 PENN TV, LLC	Delaware
AMC FILM HOLDINGS LLC	Delaware
AMC TELEVISION PRODUCTIONS LLC	Delaware
AMERICAN MOVIE CLASSICS COMPANY LLC	New York
AMERICAN MOVIE CLASSICS IV HOLDING CORPORATION	Delaware
CASSIDY HOLDINGS, INC.	Delaware
DIGITAL STORE LLC	Delaware
IFC ENTERTAINMENT HOLDINGS LLC	Delaware
IFC ENTERTAINMENT LLC	Delaware
IFC FILMS LLC	Delaware
IFC IN THEATERS LLC	Delaware
IFC PRODUCTIONS I L.L.C.	Delaware
IFC THEATRES CONCESSIONS LLC	Delaware
IFC THEATRES, LLC	Delaware
LS VOD COMPANY LLC	Delaware
LS VOD HOLDINGS LLC	Delaware
RAINBOW DBS COMPANY LLC	Delaware
RAINBOW DBS HOLDINGS, INC.	New York
RAINBOW FILM HOLDINGS LLC	Delaware
RAINBOW MEDIA ENTERPRISES, INC.	Delaware
RAINBOW MEDIA GLOBAL LLC	Delaware
RAINBOW MEDIA HOLDINGS LLC	Delaware
RAINBOW NATIONAL SERVICES LLC	Delaware
RAINBOW NATIONAL SPORTS HOLDINGS LLC	Delaware
RAINBOW NETWORK COMMUNICATIONS	New York
RAINBOW PROGRAMMING HOLDINGS LLC	Delaware
RMH GE HOLDINGS I, INC.	Delaware
RMH GE HOLDINGS II, INC.	Delaware
RMH GE HOLDINGS III, INC.	Delaware
RNC HOLDING CORPORATION	Delaware
RNC II HOLDING CORPORATION	Delaware
RNS CO-ISSUER CORPORATION	Delaware
SELECTS VOD LLC	Delaware
SPORTS ON DEMAND LLC	Delaware
SUNDANCE CHANNEL ASIA LLC	Delaware
SUNDANCE CHANNEL EUROPE LLC	Delaware
SUNDANCE CHANNEL L.L.C.	Delaware
SUNDANCE CHANNEL (UK) LIMITED	United Kingdom
THE INDEPENDENT FILM CHANNEL LLC	Delaware
TWD PRODUCTIONS II LLC	Delaware
TWD PRODUCTIONS LLC	Delaware
WE TV ASIA LLC	Delaware

A-1

WE: WOMEN’S ENTERTAINMENT LLC	Delaware
WEDDING CENTRAL LLC	Delaware

A-2

EXHIBIT B

FORM OF NOTATION OF GUARANTEE
          For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in and subject to the provisions in the Indenture dated, as of June 30, 2011 (the “Indenture”) among AMC Networks Inc., a Delaware corporation (the “Company”), the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Securities (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, and the due and punctual payment of interest on overdue principal, premium, if any, and interest on the Securities, if lawful (subject in all cases to any applicable grace periods provided in the Indenture and the Securities), and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and the Securities and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Each Holder, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose.
          Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute (i) a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to its Note Guarantee or (ii) an unlawful distribution under any applicable state law prohibiting shareholder distributions by an insolvent subsidiary to the extent applicable to its Note Guarantee.
[SIGNATURE PAGE FOLLOWS]

B-1

          IN WITNESS HEREOF, each Guarantor has caused this Notation of Guarantee to be signed manually or by facsimile by its duly authorized officers.

[GUARANTORS]
By:
Name:
Title:

B-2